                                                                  EXHIBIT 99(a)


                             OWEN HEALTHCARE, INC.
                              401(k) SAVINGS PLAN

                       As Amended and Restated Effective
                                January 1, 1995

                             OWEN HEALTHCARE, INC.
                              401(k) SAVINGS PLAN

         THIS AGREEMENT AND DECLARATION OF TRUST is by and between OWEN HEALTHCARE, INC., a Texas corporation, hereinafter referred to as the "COMPANY," and TEXAS COMMERCE BANK, N.A., Houston, Texas, a national banking association, hereinafter referred to as "TRUSTEE."

                             W I T N E S S E T H :

         WHEREAS, the Company has heretofore adopted the OWEN HEALTHCARE, INC. 401(k) SAVINGS PLAN, hereinafter referred to as the "PLAN," for the benefit of its employees; and

         WHEREAS, the Company desires to restate the Plan and to amend the Plan in several respects, intending thereby to provide an uninterrupted and continuing program of benefits;

         NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of January 1, 1995, except as otherwise indicated herein:


                                      (i)

                                            TABLE OF CONTENTS
                                            -----------------

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I              DEFINITIONS AND CONSTRUCTION ..................................................          I-1
---------              ----------------------------
ARTICLE II             PARTICIPATION..................................................................         II-1
----------             -------------
ARTICLE III            CONTRIBUTIONS..................................................................        III-1
-----------            -------------
ARTICLE IV             ALLOCATIONS....................................................................         IV-1
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ARTICLE V              INVESTMENT FUNDS...............................................................          V-1
---------              ----------------
ARTICLE VI             RETIREMENT BENEFITS............................................................         VI-1
----------             -------------------
ARTICLE VII            DISABILITY BENEFITS............................................................        VII-1
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ARTICLE VIII           SEVERANCE BENEFITS AND DETERMINATION
------------           ------------------------------------
                       OF VESTED INTEREST.............................................................       VIII-1
                       ------------------
ARTICLE IX             DEATH BENEFITS.................................................................         IX-1
----------             --------------
ARTICLE X              TIME AND FORM OF PAYMENT OF BENEFITS...........................................          X-1
---------              ------------------------------------
ARTICLE XI             IN-SERVICE WITHDRAWALS.........................................................         XI-1
----------             ----------------------
ARTICLE XII            LOANS..........................................................................        XII-1
-----------            -----
ARTICLE XIII           ADMINISTRATION OF THE PLAN.....................................................       XIII-1
------------           --------------------------
ARTICLE XIV            TRUSTEE AND ADMINISTRATION OF TRUST FUND.......................................        XIV-1
-----------            ----------------------------------------
ARTICLE XV             FIDUCIARY PROVISIONS...........................................................         XV-1
----------             --------------------
ARTICLE XVI            AMENDMENTS.....................................................................        XVI-1
-----------            ----------
ARTICLE XVII           DISCONTINUANCE OF CONTRIBUTIONS,
------------           --------------------------------
                       TERMINATION, PARTIAL TERMINATION,
                       ---------------------------------
                       AND MERGER OR CONSOLIDATION....................................................       XVII-1
                       ---------------------------
ARTICLE XVIII          ADOPTING EMPLOYERS.............................................................      XVIII-1
-------------          ------------------
ARTICLE XIX            MISCELLANEOUS PROVISIONS.......................................................        XIX-1
-----------            ------------------------
ARTICLE XX             TOP-HEAVY STATUS...............................................................         XX-1
----------             ----------------


                                      (ii)

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                                       I.

                          DEFINITIONS AND CONSTRUCTION

     1.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) ACCOUNT(S): A Member's 401(k) Account, Employee Savings Account, Member IRA Account, Company Matching Contribution Account, Company Discretionary Contribution Account, and/or Rollover Account, including the amounts credited thereto.

(2)  ACT: The Employee Retirement Income Security Act of 1974, as amended.

(3) BENEFIT COMMENCEMENT DATE: With respect to each Member or beneficiary, the first day of the first period for which such Member's or beneficiary's benefit is payable to him from the Trust Fund.

(4) CASH OR DEFERRED CONTRIBUTIONS: Contributions made to the Plan by the Employer on a Member's behalf in accordance with the Member's elections to defer Compensation under the Plan's qualified cash or deferred arrangement as described in Section 3.1.

(5)  CODE: The Internal Revenue Code of 1986, as amended.

(6) COMMITTEE: The administrative committee appointed by the Directors to administer the Plan.

(7)  COMPANY: Owen Healthcare, Inc.

(8) COMPANY DISCRETIONARY CONTRIBUTION ACCOUNT: An individual account for each Member, which is credited with the Employer Discretionary Contributions, if any, made on such Member's behalf pursuant to Section 3.3 plus such Member's allocation of forfeitures and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

(9) COMPANY MATCHING CONTRIBUTION ACCOUNT: An individual account for each Member, which is credited with the sum of (A) the Employer Matching Contributions made on such Member's behalf, and (B) the Employer Safe Harbor Contributions, if any, made on such Member's behalf pursuant to
     Section 3.4 to satisfy the restrictions set forth in Section 3.5 and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund. As of the Effective Date, a Member's Company Matching Contribution Account shall also be credited with the amount, if any, credited to his "Company Contribution Account" as of December 31, 1994 under the Plan as in effect immediately prior to this restatement.

(10) COMPENSATION: The total of all amounts paid by the Employer to or for the benefit of a Member for services rendered or labor performed for the Employer while a Member, which are required to be reported on the Member's federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), subject to the following adjustments and limitations:

     (A) The following shall be included:

           (i) elective contributions made on a Member's behalf by the Employer that are not includable in income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code;

          (ii) compensation deferred under an eligible deferred compensation plan within the meaning of section 457(b) of the Code; and

         (iii) employee contributions described in section 414(h) of the Code that are picked up by the employing unit and are treated as employer contributions.

     (B) The Compensation of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be:

           (i) adjusted automatically to reflect any amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code;

          (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law; and

         (iii) in the case of a Member who is either a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Compensation during such Plan Year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Compensation for such Plan Year of each such individual.

(11) CONTROLLED ENTITY: Each corporation that is a member of a controlled group of corporations, within the meaning of section 1563(a) (determined without regard to sections 1563(a)(4) and 1563(e)(3)(C)) of the Code, of which the Employer is a member, each trade or business (whether or not incorporated) with which the Employer is under common control, and each member of an affiliated service group, within the meaning of section 414(m) of the Code, of which the Employer is a member.

(12) DIRECT ROLLOVER: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

(13) DIRECTORS: The Board of Directors of the Company.

(14) DISTRIBUTEE: Each (A) Member entitled to an Eligible Rollover Distribution, (B) Member's surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (C) former spouse of a Member who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible Rollover Distribution.

(15) EFFECTIVE DATE: January 1, 1995, as to this restatement of the Plan, except (A) as otherwise indicated in specific provisions of the Plan, (B) that provisions of the Plan required to have an earlier effective date by the Tax Reform Act of 1986, the Technical and Miscellaneous Revenue Act of 1988, technical corrections to the Retirement Equity Act of 1984, or the Deficit Reduction Act of 1984, or by regulations issued pursuant to such Acts, shall be effective as of the required effective date in such Acts and/or regulations, and (C) that provisions hereof affecting the duties of the Trustee shall be effective as of the date of execution of this restatement of the Plan by the Trustee.

(16) ELIGIBLE EMPLOYEE: Each Employee other than (A) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement, unless such agreement provides for his coverage under the Plan,
     (B) a nonresident alien who has no United States source income, and (C) an Employee who is a Leased Employee. Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor shall be eligible to become a Member of the Plan.

(17) ELIGIBLE RETIREMENT PLAN: (A) With respect to a Distributee other than a surviving spouse, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, which under its provisions accepts such Distributee's Eligible Rollover Distribution and (B) with respect to a Distributee who is a surviving spouse, an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code.

(18) ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the Accounts of a Distributee other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code,

     (C) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (D) a loan treated as a distribution under section 72(p) of the Code and not excepted by section 72(p)(2), (E) a loan in default that is a deemed distribution, (F) any corrective distribution provided in Sections 3.7 and 4.4(b), and (G) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability.

(19) EMPLOYEE: Each (A) individual employed by the Employer and (B) Leased Employee.

(20) EMPLOYEE SAVINGS ACCOUNT: An individual account for each Member, which was credited with his after-tax "Member Contributions" made prior to July 1, 1992, and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

(21) EMPLOYER: The Company and each entity that has adopted the Plan pursuant to the provisions of Article XVIII.

(22) EMPLOYER CONTRIBUTIONS: The total of Employer Matching Contributions, Employer Discretionary Contributions, and Employer Safe Harbor Contributions.

(23) EMPLOYER DISCRETIONARY CONTRIBUTIONS: Contributions made to the Plan by the Employer pursuant to Section 3.3.

(24) EMPLOYER MATCHING CONTRIBUTIONS: Contributions made to the Plan by the Employer pursuant to Section 3.2.

(25) EMPLOYER SAFE HARBOR CONTRIBUTIONS: Contributions made to the Plan by the Employer pursuant to Section 3.4.

(26) EMPLOYMENT COMMENCEMENT DATE: The date on which an individual first performs an Hour of Service.

(27) 401(k) ACCOUNT: An individual account for each Member, which is credited with the Cash or Deferred Contributions made by the Employer on such Member's behalf and the Employer Safe Harbor Contributions, if any, made on such Member's behalf pursuant to Section 3.4 to satisfy the restrictions set forth in Section 3.1(e) and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

(28) HIGHLY COMPENSATED EMPLOYEE: Each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the "Determination Year") and who:

     (A) is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the "Look-Back Year"); or

     (B) receives compensation (within the meaning of section 415(c)(3) of the Code, including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement, or tax-sheltered annuity; "compensation" for purposes of this Paragraph) in excess of $75,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the
         Code) during the Look-Back Year; or

     (C) receives compensation in excess of $50,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year and is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in section 414(q)(8) of the Code) ranked on the basis of compensation received during the year; or

     (D) is an officer (within the meaning of section 416(i) of the Code) during the Look-Back Year and receives compensation in the Look-Back Year greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which the Look-Back Year begins; or

     (E) is described in clauses (B), (C), or (D) above (after modifying such clauses to substitute the Determination Year for the Look-Back Year) and is one of the 100 Employees who receives the most compensation from the Employer or a Controlled Entity during the Determination Year.

     For purposes of the preceding sentence, (i) no more than 50 Employees (or, if lesser, the greater of three Employees or 10% of the Employees) shall be treated as officers, (ii) if no officer has compensation in excess of 50% of the amount in effect under section 415(b)(1)(A) of the Code, then the highest-paid officer shall be deemed to be a Highly Compensated Employee, (iii) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer, (iv) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee's fifty-fifth birthday shall be deemed to be a Highly Compensated Employee, and (v) the Committee may elect, in accordance with the provisions of applicable Treasury regulations, rulings and notices, to make the Look-Back Year calculation for a Determination Year on the basis of the calendar year ending with or within the applicable Determination Year (or, in the case of a Determination Year that is shorter than twelve months, the calendar year ending with or within the twelve-month period ending with the end of the applicable Determination Year). Further, if any individual is a member of the family of a five-percent owner or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest compensation during the year, then such individual shall not be considered a separate employee and any compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the five-percent owner or Highly Compensated Employee. For purposes of the preceding sentence, the term "family" means, with respect to any active or former Employee, such Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a "highly compensated employee" set forth in section 414(q) of the Code and the Treasury regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury regulations thereunder shall govern and control.

(29) HOUR OF SERVICE: Each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Employer or a Controlled Entity for the performance of duties or for reasons other than the performance of duties; provided, however, that no more than 501 Hours of Service shall be credited to an individual on account of any continuous period during which he performs no duties. Such Hours of Service shall be credited to the individual for the computation period in which such duties were performed or in which occurred the period during which no duties were performed. An Hour of Service also includes each hour, not credited above, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or a Controlled Entity. These Hours of Service shall be credited to the individual for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made. Solely for purposes of determining whether a One-Year Break-in-Service has occurred, an Hour of Service is also each normal work hour, not otherwise credited above, during which an individual is absent from work by reason of the individual's pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for the period immediately following such birth or placement. The Committee may in its discretion require, as a condition to the crediting of Hours of Service under this provision, that the individual furnish appropriate and timely information to the Committee establishing the reason for any such absence. Such Hours of Service shall be credited to the individual for the computation period in which the absence from work begins if such crediting is necessary to prevent the occurrence of a One-Year Break-in-Service in such computation period; otherwise such Hours of Service shall be credited to the individual in the next following computation period. The number of Hours of Service to be credited to an individual for any computation period shall be governed by 29 CFR ss.ss. 2530.200b-2(b) and (c). Hours of Service shall also include any hours required to be credited by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law.

(30) INVESTMENT FUND: A portion of the Trust Fund that is invested in a specified manner as described in Article V.

(31) LEASED EMPLOYEE: Each person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by the Employer's or Controlled Entity's employees in the Employer's or Controlled Entity's field of business.

(32) MEMBER: Each individual who (A) has met the eligibility requirements for participation in the Plan pursuant to Article II or (B) has made a Rollover Contribution in accordance with Section 3.8, but only to the extent provided in Section 3.8.

(33) MEMBER IRA ACCOUNT: An individual account for each Member which was credited with the deductible contributions made by such Member prior to January 1, 1987, and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

(34) NORMAL RETIREMENT DATE: The date a Member attains the age of sixty-five.

(35) ONE-YEAR BREAK-IN-SERVICE: Any Plan Year during which an individual has no more than 500 Hours of Service.

(36) PARTICIPATION SERVICE: The measure of service used in determining an Employee's eligibility to participate in the Plan as determined pursuant to Section 2.2.

(37) PLAN: The Owen Healthcare, Inc. 401(k) Savings Plan, as amended from time to time.

(38) PLAN YEAR: The twelve-consecutive month period commencing January 1 of each year.

(39) ROLLOVER ACCOUNT: An individual account for an Eligible Employee, which is credited with the Rollover Contributions of such Employee and which is credited with (or debited for) such account's allocation of net income (or net loss) and changes in value of the Trust Fund.

(40) ROLLOVER CONTRIBUTIONS: Contributions made by an Eligible Employee pursuant to Section 3.8.

(41) TRUST: The trust established herein to hold and invest contributions made under the Plan, and income thereon, and from which the Plan benefits are distributed.

(42) TRUST FUND: The funds and properties held pursuant to the provisions hereof for the use and benefit of the Members, together with all income, profits, and increments thereto.

(43) TRUSTEE: The trustee or trustees qualified and acting hereunder at any time.

(44) VALUATION DATES: The last day of March, June, September, and December of each Plan Year and any other interim Valuation Date designated by the Committee on a nondiscriminatory basis.

(45) VESTED INTEREST: The portion of a Member's Accounts which, pursuant to the Plan, is nonforfeitable.

(46) VESTING SERVICE: The measure of service used in determining a Member's Vested Interest as determined pursuant to Section 8.4.

     1.2 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

     1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

     1.4 CONSTRUCTION. It is intended that the Plan be qualified within the meaning of section 401(a) of the Code and that the Trust be tax exempt under section 501(a) of the Code, and all provisions herein shall be construed in accordance with such intent.

                                      II.

                                 PARTICIPATION

         2.1 ELIGIBILITY. On or after the Effective Date, each Eligible Employee shall become a Member upon the January 1, April 1, July 1, or October 1 coincident with or next following the later of the date on which such Eligible Employee completes one year of Participation Service or the date on which such Eligible Employee attains the age of twenty-one. Notwithstanding the foregoing:

             (a) An Eligible Employee who was a Member of the Plan on the day prior to the Effective Date shall remain a Member of this restatement thereof as of the Effective Date;

             (b) An Eligible Employee who was a Member of the Plan, or who was eligible to become a Member of the Plan, prior to a termination of employment shall remain or become a Member immediately upon his reemployment as an Eligible Employee;

             (c) An Employee who has completed one year of Participation Service and has attained the age of twenty-one but who has not become a Member of the Plan because he was not an Eligible Employee shall become a Member of the Plan immediately upon becoming an Eligible Employee as a result of a change in his employment status;

             (d) An Eligible Employee who had completed one year of Participation Service but who had not attained the age of twenty-one prior to a termination of his employment shall become a Member immediately upon his reemployment or his attainment of age twenty-one, whichever is later;

             (e) An Eligible Employee who had met the requirements of this Section to become a Member of the Plan but who terminated employment prior to the date upon which he would have become a Member shall become a Member immediately upon his reemployment; and

             (f) A Member who ceases to be an Eligible Employee but remains an Employee shall continue to be a Member but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Compensation hereunder or, except to the extent expressly provided in the Plan, share in allocations of Employer Contributions and forfeitures unless and until he shall again become an Eligible Employee.

         2.2 PARTICIPATION SERVICE. The completion of 1,000 or more Hours of Service during the twelve-consecutive month period beginning with the individual's Employment Commencement Date or during any Plan Year commencing after such individual's Employment Commencement Date shall constitute one year of Participation Service.

                                      III.

                                 CONTRIBUTIONS

         3.1 CASH OR DEFERRED CONTRIBUTIONS.

             (a) A Member may elect to defer (in 1/10% increments) from 2% to 15% (or, with respect to a Member who is a Highly Compensated Employee, such lesser percentage as may be prescribed from time to time by the Committee) of his Compensation for a Plan Year by having the Employer contribute the amount so deferred to the Plan. Compensation for a Plan Year not so deferred by such election shall be received by such Member in cash. A Member's election to defer an amount of his Compensation pursuant to this Section shall be made by executing a Compensation reduction agreement pursuant to which the Member authorizes the Employer to reduce his Compensation in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The reduction in a Member's Compensation for a Plan Year pursuant to his election under a Compensation reduction agreement shall be effected by Compensation reductions as of each payroll period within such Plan Year following the effective date of such agreement. The amount of Compensation elected to be deferred by a Member for a Plan Year pursuant to this Section shall become a part of the Employer's Cash or Deferred Contributions for such Plan Year.

             (b) A Member's Compensation reduction agreement shall remain in force and effect for all periods following the date of its execution until modified or terminated or until such Member terminates his employment. A Member who has elected to defer a portion of his Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above), effective as of the first day of any subsequent payroll period, by executing and delivering to the Committee a new Compensation reduction agreement within the time period prescribed by the Committee. No more than one such change may be made in any Plan Year.

             (c) A Member may cancel his Compensation reduction agreement, effective as of the first day of any payroll period, by executing and delivering to the Committee a Compensation reduction cancellation agreement in the form prescribed by the Committee within the time period prescribed by the Committee. A Member who so cancels his Compensation reduction agreement may resume Compensation deferrals, effective as of the first day of any subsequent payroll period but no more often than once in any Plan Year, by executing and delivering to the Committee a new Compensation reduction agreement within the time period prescribed by the Committee.

             (d) In restriction of the Members' elections provided in Paragraphs (a), (b), and (c) above, the Cash or Deferred Contributions and the elective deferrals (within the meaning of section 402(g)(3) of the Code) under all other plans, contracts, and arrangements of the Employer on behalf of any Member for any calendar year shall not exceed $7,000 (with such amount to be


                                     III-1
adjusted automatically to reflect any cost-of-living adjustments authorized by section 402(g)(5) of the Code).

             (e) In further restriction of the Members' elections provided in Paragraphs (a), (b), and (c) above, it is specifically provided that one of the "actual deferral percentage" tests set forth in section 401(k)(3) of the Code and the Treasury regulations thereunder must be met in each Plan Year. The Committee may elect, in accordance with applicable Treasury regulations, to treat Employer Matching Contributions to the Plan as Cash or Deferred Contributions for the purposes of meeting these requirements. If multiple use of the alternative limitation (within the meaning of section 401(m)(9) of the Code and Treasury regulation Section 1.401(m)-2(b)) occurs during a Plan Year, such multiple use shall be corrected in accordance with the provisions of Treasury regulation Section 1.401(m)-2(c); provided, however, that if such multiple use is not eliminated by making Employer Safe Harbor Contributions, then the "actual contribution percentages" of all Highly Compensated Employees participating in the Plan shall be reduced, and the excess contributions distributed, in accordance with the provisions of Section 3.7(c) and applicable Treasury regulations so that there is no such multiple use.

             (f) If the restrictions set forth in Paragraph (d) or (e) above would not otherwise be met for any Plan Year, the Compensation deferral elections made pursuant to Paragraphs (a), (b), and (c) above of Members who are Highly Compensated Employees may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

             (g) As soon as administratively feasible following the end of each month, the Employer shall contribute to the Trust, as Cash or Deferred Contributions with respect to each Member, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs (a) and (b) above (as adjusted pursuant to Paragraph (f) above), by such Member during such month. Such contributions, as well as the contributions made pursuant to Sections 3.2, 3.3, and 3.4, shall be made without regard to current or accumulated profits of the Employer. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412, and 417 of the Code.

         3.2 EMPLOYER MATCHING CONTRIBUTIONS. For each Plan Year, the Employer may contribute to the Trust as an Employer Matching Contribution on behalf of each Member who was an Employee on the last day of such Plan Year or terminated employment during such Plan Year on or after his Normal Retirement Date or by reason of total and permanent disability (as defined in Section 7.2) or death, an amount determined in the discretion of the Directors equal to a specified percentage (which shall be a uniform percentage for all such Members) of Cash or Deferred Contributions made on such Member's behalf for such Plan Year.

         3.3 EMPLOYER DISCRETIONARY CONTRIBUTIONS. For each Plan Year, the Employer may contribute to the Trust, as an Employer Discretionary Contribution, an additional amount as determined in its discretion.


                                     III-2

         3.4 EMPLOYER SAFE HARBOR CONTRIBUTIONS. In addition to the Employer Matching Contributions made pursuant to Section 3.2 and the Employer Discretionary Contribution made pursuant to Section 3.3, for each Plan Year, the Employer, in its discretion, may contribute to the Trust as a "safe harbor contribution" for such Plan Year the amounts necessary to cause the Plan to satisfy the restrictions set forth in Section 3.1(e) (with respect to certain restrictions on Cash or Deferred Contributions) and Section 3.5 (with respect to certain restrictions on Employer Matching Contributions). Amounts contributed in order to satisfy the restrictions set forth in Section 3.1(e) shall be considered "qualified matching contributions" (within the meaning of Treasury regulation Section 1.401(k)-1(g)(13)) for purposes of such Section, and amounts contributed in order to satisfy the restrictions set forth in
Section 3.5 shall be considered Employer Matching Contributions for purposes of such Section. Any amounts contributed pursuant to this Paragraph shall be allocated in accordance with the provisions of Sections 4.2(d) and (e).

         3.5 RESTRICTIONS ON EMPLOYER CONTRIBUTIONS. In restriction of the Employer Contributions hereunder, it is specifically provided that one of the "actual contribution percentage" tests set forth in section 401(m) of the Code and the Treasury regulations thereunder must be met in each Plan Year. The Committee may elect, in accordance with applicable Treasury regulations, to treat Cash or Deferred Contributions to the Plan as Employer Matching Contributions for purposes of meeting this requirement.

         3.6 RETURN OF CONTRIBUTIONS. Anything to the contrary herein notwithstanding, the Employer's contributions to the Plan are contingent upon the deductibility of such contributions under section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto. Moreover, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto.

         3.7 DISPOSITION OF EXCESS DEFERRALS AND EXCESS CONTRIBUTIONS.

             (a) Anything to the contrary herein notwithstanding, any Cash or Deferred Contributions to the Plan for a calendar year on behalf of a Member in excess of the limitations set forth in Section 3.1(d) and any "excess deferrals" from other plans allocated to the Plan by such Member no later than March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code, shall be distributed to such Member not later than April 15 of the next following calendar year.

             (b) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Cash or Deferred Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Cash or Deferred Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.1(e)


                                     III-3

(determined by reducing Cash or Deferred Contributions on behalf of Highly Compensated Employees in order of the "actual deferral percentages" (as that term is defined in section 401(k)(3)(B) of the Code and the Treasury regulations thereunder) beginning with the highest of such percentages), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess was contributed before the end of the next following Plan Year. For purposes of this Paragraph, the determination and correction of excess Cash or Deferred Contributions of a Member whose actual deferral percentage is determined under the family aggregation rules of sections 401(k) and 414(q) of the Code shall be made in accordance with the provisions of such sections and the Treasury regulations thereunder.

             (c) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Employer Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.5 (determined by reducing Employer Contributions made on behalf of Highly Compensated Employees in order of the "contribution percentages" (as that term is defined in section 401(m)(3) of the Code and Treasury regulations thereunder) beginning with the highest of such percentages), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess contributions were made before the end of the next following Plan Year. For purposes of this Paragraph, the determination and correction of excess Employer Contributions allocated to the Account of a Member whose contribution percentage is determined under the family aggregation rules of sections 401(m) and 414(q) of the Code shall be made in accordance with the provisions of such sections and the Treasury regulations thereunder.

             (d) In coordinating the disposition of excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be disposed of in the following order:

                 (1) First, Cash or Deferred Contributions which constitute excess deferrals described in Paragraph (a) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

                 (2) Next, excess Cash or Deferred Contributions which constitute excess deferrals described in Paragraph (a) above that are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed, and the Employer Matching Contributions with respect to such Cash or Deferred Contributions shall be forfeited;

                 (3) Next, excess Cash or Deferred Contributions described in Paragraph (b) above that are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

                 (4) Next, excess Cash or Deferred Contributions described in Paragraph (b) above that are considered in determining the amount of Employer Matching



                                     III-4

         Contributions pursuant to Section 3.2 shall be distributed, and the Employer Matching Contributions with respect to such Cash or Deferred Contributions shall be forfeited; and

                 (5) Finally, excess Employer Contributions described in Paragraph (c) above shall be distributed.

             (e) Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in accordance with the provisions of Section
4.3 through the Valuation Date next preceding the date of the distribution or forfeiture. Any forfeiture pursuant to the provisions of this Section shall be considered to have occurred on the date which is 2-1/2 months after the end of the Plan Year.

         3.8 ROLLOVER CONTRIBUTIONS.

             (a) Qualified Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from an individual retirement account or annuity or from an employees' trust described in section 401(a) of the Code, which is exempt from tax under section 501(a) of the Code, but only if any such Rollover Contribution is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A Rollover Contribution of amounts that are "eligible rollover distributions" within the meaning of section 402(f)(2)(A) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a "direct" Rollover Contribution. A direct Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and which identifies the Eligible Employee for whose benefit the Rollover Contribution is being made. Any Eligible Employee desiring to effect a Rollover Contribution to the Plan must execute and file with the Committee the form prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Eligible Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Account of the Eligible Employee for whose benefit such Rollover Contribution is being made as of the last day of the month in which such Rollover Contribution is made.

             (b) An Eligible Employee who has made a Rollover Contribution in accordance with this Section, but who has not otherwise become a Member of the Plan in accordance with Article II, shall become a Member coincident with such Rollover Contribution; provided, however, that such Member shall not have a right to defer Compensation or have Employer Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Article II.

             (c) Notwithstanding the preceding Paragraphs, this Section shall not be effective unless and until the Committee, by appropriate resolution or unanimous written consent, elects to make this Section effective.


                                     III-5

                                      IV.

                                  ALLOCATIONS

         4.1 SUSPENDED AMOUNTS. All contributions, forfeitures, and the net income (or net loss) of the Trust Fund shall be held in suspense until allocated to the Accounts of the Members as provided herein.

         4.2 ALLOCATION OF CONTRIBUTIONS AND FORFEITURES.

             (a) Cash or Deferred Contributions made by the Employer on a Member's behalf for each month pursuant to Section 3.1 shall be allocated to such Member's 401(k) Account as of the last day of such month.

             (b) The Employer Matching Contributions made on a Member's behalf pursuant to Section 3.2 for each Plan Year shall be allocated as of the last day of such Plan Year to the Company Matching Contribution Account of such Member.

             (c) For purposes of this Paragraph, the following terms and phrases shall have these respective meanings:

                 (1) ALLOCATION PERCENTAGE: For each Plan Year, the percentage obtained by dividing (A) 100 times the aggregate amount of the Employer Discretionary Contributions to the Plan for such Plan Year, by (B) the sum of (i) the aggregate amount of Compensation for all Eligible Members for such Plan Year, and (ii) the aggregate amount of Excess Compensation for all Eligible Members for such Plan Year.

                 (2) ELIGIBLE MEMBER: For each Plan Year, each Member who completed at least 1,000 Hours of Service during such Plan Year and who (A) was an Employee on the last day of such Plan Year, or (B) terminated his employment during such Plan Year on or after his Normal Retirement Date or by reason of total and permanent disability (as defined in Section 7.2) or death.

                 (3) EXCESS COMPENSATION: The portion, if any, of each Eligible Member's Compensation which is in excess of the Integration Level.

                 (4) INTEGRATION LEVEL: With respect to each Plan Year, the contribution and benefit base in effect under section 230 of the Social Security Act at the beginning of such Plan Year. Notwithstanding the foregoing, the Integration Level determined in accordance with the preceding sentence shall be prorated for a Plan Year of less than twelve months to the extent required by applicable law.

                 (5) MAXIMUM EXCESS PERCENTAGE: For each Plan Year, the greater of

         (A) 5.7% or (B) the percentage equal to the portion of the rate of tax under section 3111(a) of the Code (in effect as of the beginning of such Plan Year) which is attributable to old-age insurance.

As of the last day of each Plan Year, the Employer Discretionary Contributions for such Plan Year plus any amounts which are forfeited under any provisions hereof during such Plan Year (and which are not required for restoration of amounts previously forfeited pursuant to the provisions of Section 8.5(b)) shall be allocated (as provided below) to the Company Discretionary Contribution Accounts of the Eligible Members for such Plan Year. If the Allocation Percentage for such Plan Year is less than or equal to the Maximum Excess Percentage for such Plan Year, then each such Member's Company Discretionary Contribution Account shall be allocated an amount of such contributions and forfeitures equal to the sum of (i) the Allocation Percentage multiplied by such Member's Compensation for such Plan Year, and (ii) the Allocation Percentage multiplied by such Member's Excess Compensation for such Plan Year, if any. If the Allocation Percentage for such Plan Year is greater than the Maximum Excess Percentage for such Plan Year, then (1) an amount of such contributions and forfeitures equal to the Maximum Excess Percentage for such Plan Year multiplied by the total of all such Members' Excess Compensation for such Plan Year shall be allocated to each such Member's Company Discretionary Contribution Account in the same proportion that such Member's Excess Compensation for such Plan Year, if any, bears to the total of all such Members' Excess Compensation for such Plan Year, and (2) the balance of such contributions and forfeitures shall be allocated to each such Member's Company Discretionary Contribution Account in the same proportion that each such Member's Compensation for such Plan Year bears to the total of all such Members' Compensation for such Plan Year.

             (d) The Employer Safe Harbor Contribution, if any, made pursuant to Section 3.4 for a Plan Year in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated as of the last day of such Plan Year to the 401(k) Accounts of Members who (1) were eligible to elect to have had Cash or Deferred Contributions made on their behalf for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an "Eligible Member" for purposes of this Paragraph). Such allocation shall be made, first, to the 401(k) Account of the Eligible Member who received the least amount of Compensation for such Plan Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Member, then to the 401(k) Account of the Eligible Member who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Member, and continuing in such manner until the Employer Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section 4.4 has been reached as to all Eligible Members. Any remaining Employer Safe Harbor Contribution for such Plan Year shall be allocated among the 401(k) Accounts of all Members who were Eligible Employees during such Plan Year, with the allocation to each such Member's 401(k) Account being the portion of such remaining Employer Safe Harbor Contribution which is in the same proportion that such Member's Compensation for such Plan Year bears to the total of all such Members' Compensation for such Plan Year.

             (e) The Employer Safe Harbor Contribution, if any, made pursuant to Section 3.4 for a Plan Year in order to satisfy the restrictions set forth in Section 3.5 shall be allocated as of the last day of such Plan Year to the Company Matching Contribution Accounts of Members who (1) were eligible to elect to have had Cash or Deferred Contributions made on their behalf for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an "Eligible Member" for purposes of this Paragraph). Such allocation shall be made, first, to the Company Matching Contribution Account of the Eligible Member who received the least amount of Compensation for such Plan Year until the limitation set forth in
Section 4.4 has been reached as to such Eligible Member, then to the Company Matching Contribution Account of the Eligible Member who received the next smallest amount of Compensation for such Plan Year until the limitation set forth in Section 4.4 has been reached as to such Eligible Member, and continuing in such manner until the Employer Safe Harbor Contribution for such Plan Year has been completely allocated or the limitation set forth in Section
4.4 has been reached as to all Eligible Members. Any remaining Employer Safe Harbor Contribution for such Plan Year shall be allocated among the Company Matching Contribution Accounts of all Members who were Eligible Employees during such Plan Year, with the allocation to each such Member's Company Matching Contribution Account being the portion of such remaining Employer Safe Harbor Contribution which is in the same proportion that such Member's Compensation for such Plan Year bears to the total of all such Members' Compensation for such Plan Year.

             (f) If an Employer Safe Harbor Contribution is made in order to satisfy the restrictions set forth in both Section 3.1(e) and Section 3.5 for the same Plan Year, the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated pursuant to Paragraph (d) above prior to allocating the Employer Safe Harbor Contribution made in order to satisfy the restrictions set forth in Section 3.5.

         4.3 ALLOCATION OF NET INCOME OR LOSS AND CHANGES IN VALUE AMONG
             ACCOUNTS.

             (a) As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Fund assets and the net income (or net loss) of the Trust Fund. The net income (or net loss) of each Investment Fund within the Trust Fund since the next preceding Valuation Date shall be ascertained by the Trustee, including any net increase or net decrease in the value of the assets of each such Investment Fund since the next preceding Valuation Date. As soon as practicable after each Valuation Date, the Trustee shall deliver to the Committee a written statement of such determination.

             (b) For purposes of allocations of net income (or net loss) of the Trust Fund, each Member's Accounts (or subaccounts) shall be divided into subaccounts to reflect such Member's investment designation in a particular Investment Fund or Investment Funds pursuant to Article V. As of each Valuation Date, the net income (or net loss) of each Investment Fund, separately and respectively, shall be allocated among the corresponding subaccounts of the Members who had such corresponding subaccounts on the next preceding Valuation Date, and each such corresponding subaccount shall be credited with (or debited for) that portion of such net income (or net loss) that the value of each such corresponding subaccount on such next preceding Valuation Date was of the value of all such corresponding subaccounts on such date; provided, however, that the value of such subaccounts as of the next preceding Valuation Date shall be (1) reduced by the amount of any withdrawals or distributions made therefrom since the next preceding Valuation Date, (2) increased by one-half of the Cash or Deferred Contributions credited to such subaccounts since the next preceding Valuation Date, (3) increased by two-thirds of the Rollover Contributions credited to such subaccounts as of the last day of the month next following the next preceding Valuation Date, and (4) increased by one-third of the Rollover Contributions credited to such subaccounts as of the last day of the second month following the next preceding Valuation Date.

             (c) So long as there is any balance in any Account (including an Account payable to a designated beneficiary of a Member or an alternate payee under a qualified domestic relations order, as defined in section 414(p)(8) of the Code), such Account shall continue to receive allocations pursuant to this Section.

         4.4 LIMITATIONS AND CORRECTIONS.

             (a) For purposes of this Section, the following terms and phrases shall have these respective meanings:

                 (1) "Annual Additions" of a Member for any Limitation Year shall mean the total of (A) the Employer Contributions, Cash or Deferred Contributions, and forfeitures, if any, allocated to such Member's Accounts for such year, (B) Member's contributions, if any, (excluding any Rollover Contributions) for such year, and (C) amounts referred to in sections 415(l)(1) and 419A(d)(2) of the Code.

                 (2) "ESOP" shall mean the Owen Healthcare, Inc. Employee Stock Ownership Plan.

                 (3) "Limitation Year" shall mean the Plan Year.

                 (4) "Maximum Annual Additions" of a Member for any Limitation Year shall mean the lesser of (A) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation in effect under section 415(b)(1)(A) of the Code for such Limitation Year) or (B) 25% of such Member's compensation, within the meaning of section 415(c)(3) of the Code and applicable Treasury regulations thereunder, during such year except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service with the Employer or a Controlled Entity which is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

             (b) Contrary Plan provisions notwithstanding, in no event shall the Annual

Additions credited to a Member's Accounts for any Limitation Year exceed the Maximum Annual Additions for such Member for such year. If as a result of allocation of forfeitures, a reasonable error in estimating a Member's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or because of other limited facts and circumstances, the Annual Additions that would be credited to a Member's Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Member for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Member's Accounts shall be disposed of as follows:

                 (1) First, any such excess Annual Additions in the form of Cash or Deferred Contributions on behalf of such Member that would not have been considered in determining the amount of Employer Contributions allocated to such Member's Accounts pursuant to Section
         4.2 shall be distributed to such Member, adjusted for income or loss allocated thereto;

                 (2) Next, any such excess Annual Additions in the form of Cash or Deferred Contributions on behalf of such Member that would have been considered in determining the amount of Employer Contributions allocated to such Member's Accounts pursuant to Section 4.2 shall be distributed to such Member, adjusted for income or loss allocated thereto, and the Employer Contributions that would have been allocated to such Member's Accounts based upon such distributed Cash or Deferred Contributions shall, to the extent such amounts would have otherwise been allocated to such Member's Accounts, be allocated to a suspense account and shall be held there until allocated to Member's Company Discretionary Contribution Accounts in the same manner as a forfeiture;

                 (3) Finally, any such excess Annual Additions in the form of Employer Discretionary Contributions and forfeitures shall, to the extent such amounts would otherwise have been allocated to such Member's Accounts, be allocated to a suspense account and shall be held therein until allocated to Members' Company Discretionary Contribution Accounts in the same manner as a forfeiture.

             (c) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in allocations of the net income (or net loss) of the Trust Fund.

             (d) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Section only, a "Controlled Entity" (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the Annual Additions credited to a Member's Accounts for any

Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions for such Member for such Limitation Year, then, first, the additions, if any, credited to such Member's account under the ESOP for such Limitation Year shall be reduced pursuant to the applicable provisions of the ESOP to the extent necessary to prevent such limitation from being exceeded, and, second, to the extent further reductions must be made, the Annual Additions under this Plan and the additions under such other plans (other than the ESOP) shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

             (e) In the case of a Member who also participated in a defined benefit plan of the Employer or a Controlled Entity (as defined in Paragraph
(d) above), the Employer shall reduce the Annual Additions credited to the Accounts of such Member under this Plan pursuant to the provisions of Paragraph
(b) to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of this Paragraph shall apply only if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded.

             (f) If the limitations set forth in this Section would not otherwise be met for any Limitation Year, the Compensation deferral elections pursuant to Section 3.1 of affected Members may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

                                       V.

                                INVESTMENT FUNDS

         On the form prescribed by the Committee, each Member shall designate the manner in which the amounts allocated to his Accounts shall be invested from among the Investment Funds made available from time to time by the Committee. Such Investment Funds shall be made available to all Members in a uniform and nondiscriminatory manner. Further, the amounts invested under such Investment Funds may be invested directly in investments specified by the Committee or indirectly through investment in shares of commingled, collective or common investment trust funds specified by the Committee, including such trust funds which have been or may hereafter be established and maintained by the Trustee. A Member may designate one of such Investment Funds for all of the contributions to his Accounts or he may split the investment of the contributions to his Accounts between such Investment Funds in such increments as the Committee may prescribe. No other type of designation will be permitted. If a Member fails to make a designation, contributions to his Accounts shall be invested in the Investment Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

         A Member may elect, in the manner and on the form prescribed by the Committee, to change his investment designation; provided, however, that (a) only one such change may be made in any calendar quarter, (b) such change shall apply to both the investment of future contributions and to amounts already allocated to the Member's Accounts and (c) such change shall be implemented as soon as administratively feasible after the last day of the calendar quarter in which the Member's election to make such change is timely received by the Committee.

         Notwithstanding any provision in this Article to the contrary, as soon as administratively feasible after the last day of the calendar quarter in which a Member's employment terminates, such Member's Accounts shall be invested in the Investment Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

                                      VI.

                              RETIREMENT BENEFITS

         A Member who terminates his employment on or after his Normal Retirement Date shall be entitled to a retirement benefit, payable at the time and in the form provided in Article X, equal in value to the sum of:

             (b) The amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date; and

             (c) If the Valuation Date next preceding such Member's Benefit Commencement Date occurs prior to the close of the Plan Year during which his termination of employment occurred, the amount of such Member's allocation of Cash or Deferred Contributions, Employer Contributions, and forfeitures for such Plan Year.

                                      VII.

                              DISABILITY BENEFITS

         7.1 DISABILITY BENEFITS. In the event a Member's employment is terminated due to total and permanent disability, as of the Committee's determination thereof as provided in Section 7.2, such Member shall be entitled to a disability benefit, payable at the time and in the form provided in
Article X, equal in value to the sum of:

             (a) The amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date; and

             (b) If the Valuation Date next preceding such Member's Benefit Commencement Date occurs prior to the close of the Plan Year during which such disability was determined, the amount of such Member's allocation of Cash or Deferred Contributions, Employer Contributions, and forfeitures for such Plan Year.

         7.2 TOTAL AND PERMANENT DISABILITY DETERMINED. The Committee shall determine whether a Member has become totally and permanently disabled and shall so notify such Member within sixty days thereafter. A Member shall be considered totally and permanently disabled if the Committee determines, based on a written medical opinion (unless waived by the Committee as unnecessary), that such Member is permanently incapable of performing his job for physical or mental reasons.

                                     VII-1

                                     VIII.

            SEVERANCE BENEFITS AND DETERMINATION OF VESTED INTEREST

         8.1 NO BENEFITS UNLESS HEREIN SET FORTH. Except as set forth in this Article, upon termination of employment of a Member prior to his Normal Retirement Date for any reason other than total and permanent disability or death, such Member shall acquire no right to any benefit from the Plan or the Trust Fund.

         8.2 SEVERANCE BENEFIT. Each Member whose employment is terminated prior to his Normal Retirement Date for any reason other than total and permanent disability or death shall be entitled to a severance benefit, payable at the time and in the form provided in Article X, equal in value to the sum of:

             (a) His Vested Interest in the amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date; and

             (b) If the Valuation Date next preceding such Member's Benefit Commencement Date occurs prior to the close of the Plan Year during which his termination of employment occurred, the amount of such Member's Vested Interest in his allocation of Cash or Deferred Contributions and Employer Safe Harbor Contributions for such Plan Year

         8.3 DETERMINATION OF VESTED INTEREST.

             (a) A Member shall have a 100% Vested Interest in his 401(k) Account, Member IRA Account, Employee Savings Account, Company Matching Contribution Account, and Rollover Account at all times.

             (b) A Member's Vested Interest in his Company Discretionary Contribution Account shall be determined by such Member's years of Vesting Service in accordance with the following schedule:

            YEARS OF VESTING SERVICE                   VESTED INTEREST
            ------------------------                   ---------------
   Less than       1   year                                     0%
                   1   year                                    10%
                   2   years                                   20%
                   3   years                                   30%
                   4   years                                   40%
                   5   years                                   60%
                   6   years                                   80%
                   7   years or more                          100%

             (c) Paragraph (b) above notwithstanding, a Member shall have a 100% Vested Interest in his Company Discretionary Contribution Account upon attainment of his Normal

                                     VIII-1

Retirement Date.

         8.4 VESTING SERVICE.

             (a) For the period preceding the Effective Date, subject to the provisions of Paragraphs (c), (d), and (e) below, an individual shall be credited with Vesting Service in an amount equal to all service credited to him for vesting purposes under the Owen Healthcare, Inc. Employee Stock Ownership Plan as of the day prior to the Effective Date.

             (b) For the Plan Year beginning with the Effective Date and all Plan Years thereafter, subject to the provisions of Paragraphs (c), (d), and
(e) below, 1,000 or more Hours of Service during any Plan Year shall constitute one year of Vesting Service.

             (c) Paragraphs (a) and (b) above to the contrary notwithstanding, an individual shall not be credited with Vesting Service for any service completed prior to the first day of the Plan Year in which he attained the age of 18.

             (d) In the case of an individual who terminates employment at a time when he does not have any Vested Interest in his Company Discretionary Contribution Account and who then incurs a number of consecutive One-Year Breaks-in-Service that equals or exceeds the greater of (1) five years or (2) his years of Vesting Service prior to such One-Year Breaks-in-Service, such individual's years of Vesting Service completed before such One-Year Breaks-in-Service shall be disregarded in determining his years of Vesting Service.

             (e) In the case of a Member who incurs five consecutive One-Year Breaks-in-Service, such Member's years of Vesting Service completed after such One-Year Breaks-in-Service shall be disregarded in determining such Member's Vested Interest in any Plan benefits derived from Employer Discretionary Contributions on his behalf prior to such One-Year Breaks-in-Service.

         8.5 FORFEITURES.

             (a) With respect to a Member who terminates employment with the Employer with a Vested Interest in his Company Discretionary Contribution Account that is less than 100% and either is not entitled to a distribution from the Plan or receives a distribution from the Plan of the balance of his Vested Interest in his Accounts in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, the forfeitable amount credited to the terminated Member's Company Discretionary Contribution Account as of the Valuation Date next preceding his Benefit Commencement Date shall become a forfeiture as of his Benefit Commencement Date (or as of his date of termination of employment if no amount is payable from the Trust Fund on behalf of such Member with such Member being considered to have received a distribution of zero dollars on his date of termination of employment).

             (b) In the event that an amount credited to a terminated Member's Company Discretionary Contribution Account becomes a forfeiture pursuant to Paragraph (a) above, the

                                     VIII-2
terminated Member shall, upon subsequent reemployment with the Employer prior to incurring five consecutive One-Year Breaks-in-Service, have the forfeited amount restored to such Member's Company Discretionary Contribution Account, unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall be made only if such Member repays in cash an amount equal to the amount so distributed to him pursuant to Paragraph (a) above within five years from the date the Member is reemployed. A reemployed Member who was not entitled to a distribution from the Plan on his date of termination of employment shall be considered to have repaid a distribution of zero dollars on the date of his reemployment. Any such restoration shall be made as of the Valuation Date coincident with or next succeeding the date of repayment. Notwithstanding anything to the contrary in the Plan, forfeited amounts to be restored by the Employer pursuant to this Paragraph shall be charged against and deducted from forfeitures for the Plan Year in which such amounts are restored that would otherwise be available for allocation to other Members in accordance with Section 4.2(c). If such forfeitures otherwise available are not sufficient to provide such restoration, the portion of such restoration not provided by forfeitures shall be charged against and deducted from Employer Contributions otherwise available for allocation to other Members in accordance with Section 4.2(c), and any additional amount needed to restore such forfeited amounts shall be a minimum required Employer Contribution (without regard to current or accumulated earnings and profits).

             (c) With respect to a Member whose Vested Interest in his Company Discretionary Contribution Account is less than 100% and who receives a termination distribution from his Company Discretionary Contribution Account other than a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, any amount remaining in his Company Discretionary Contribution Account shall continue to be maintained as a separate account. At any relevant time, such Member's nonforfeitable portion of his separate account shall be determined in accordance with the following formula:

                          X=P(AB + (R X D)) - (R X D)

For purposes of applying the formula: X is the nonforfeitable portion of such separate account at the relevant time; P is the Member's Vested Interest in his Company Discretionary Contribution Account at the relevant time; AB is the balance of such separate account at the relevant time; R is the ratio of the balance of such separate account at the relevant time to the balance of such separate account after the distribution; and D is the amount of the distribution. For all other purposes of the Plan, a Member's separate account shall be treated as a Company Discretionary Contribution Account. Upon his incurring five consecutive One-Year Breaks-in-Service, the forfeitable portion of a terminated Member's separate account and Company Discretionary Contribution Account shall be forfeited as of the end of the Plan Year during which the terminated Member incurred his fifth such consecutive One-Year Break-in-Service.

             (d) With respect to a Member who terminates employment with the Employer with a Vested Interest in his Company Discretionary Contribution Account greater than 0% but less than 100% and who is not otherwise subject to the forfeiture provisions of Paragraph (a) or Paragraph (c) above, the forfeitable portion of his Company Discretionary Contribution Account shall be forfeited as of the end of the Plan Year during which the terminated Member incurs his

                                     VIII-3
fifth consecutive One-Year Break-in-Service.

             (e)  Any forfeitures occurring pursuant to Paragraphs (a), (c), or
(d) above shall be held in a suspense account and shall be available for allocation to the Accounts of the eligible Members pursuant to Section 4.2(c), as of the end of the Plan Year in which such forfeitures occurred. For all Valuation Dates prior to such allocation, forfeited amounts held in the suspense account shall not receive allocations of net income (or net loss) pursuant to Section 4.3.

             (f) Distributions of benefits described in this Section shall be subject to the time of payment requirements of Section 10.1.

                                     VIII-4

                                      IX.

                                 DEATH BENEFITS

         9.1 DEATH BENEFITS. Upon the death of a Member while an Employee, the Member's designated beneficiary shall be entitled to a death benefit payable at the time and in the form provided in Article X, equal in value to the sum of:

             (a) The amount in his Accounts as of the Valuation Date next preceding his Benefit Commencement Date; and

             (b) If the Valuation Date next preceding such Member's Benefit Commencement Date occurs prior to the close of the Plan Year during which his death occurred, the amount of such Member's allocation of Cash or Deferred Contributions, Employer Contributions, and forfeitures for such Plan Year.

         9.2 DESIGNATION OF BENEFICIARIES.

         (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing such form with the Committee. Any such designation may be changed at any time by such Member by execution of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Member who is married on the date of his death designates an individual or entity other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Member without spousal consent) or expressly permits such designation by the Member without the requirement of further consent by the spouse, and (C) is witnessed by a Plan representative (other than the Member) or a notary public or (2) the consent of such spouse cannot be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury regulations. Any such consent by such surviving spouse shall be irrevocable.

         (b) If no beneficiary designation is on file with the Committee at the time of the death of the Member or if such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such death benefit shall be as follows:

             (1) If a Member leaves a surviving spouse, his death benefit shall be paid to such surviving spouse;

             (2) If a Member leaves no surviving spouse, his death benefit shall be paid to such Member's executor or administrator or to his heirs at law if there is no administration of such Member's estate.

                                       X.

                      TIME AND FORM OF PAYMENT OF BENEFITS

         10.1 TIME OF PAYMENT.

         (a) Subject to the provisions of the remaining Paragraphs of this Section, a Member's Benefit Commencement Date shall be as soon as administratively feasible after the Valuation Date coincident with or next succeeding the date the Member or his beneficiary becomes entitled to a benefit pursuant to Article VI, VII, VIII, or IX.

         (b)  Unless a Member (1) has attained age sixty-five or died or
(2) consents to a distribution pursuant to Paragraph (a) within the ninety-day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), his Benefit Commencement Date shall be deferred to the date which is as soon as administratively feasible after the Valuation Date coincident with or next succeeding the earlier of the date the Member attains age sixty-five or the Member's date of death, or such earlier Valuation Date as the Member may elect by written notice to the Committee prior to such Valuation Date. The Committee shall furnish information pertinent to his consent to each Member no less than thirty days and no more than ninety days before his Benefit Commencement Date, and the furnished information shall include a general description of the material features of, and an explanation of the relative values of, the alternative forms of benefit available under the Plan and must inform the Member of his right to defer his Benefit Commencement Date and of his Direct Rollover right pursuant to Section 10.5 below, if applicable.

         (c) A Member's Benefit Commencement Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Member attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer or a Controlled Entity.

         (d) A Member's Benefit Commencement Date shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder and shall in no event be later than:

               (1) In the case of a Member who attains the age of seventy and one-half prior to January 1, 1988 and is not a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1 following the later of (A) the calendar year in which such Member attains the age of seventy and one-half or (B) the calendar year in which such Member terminates his employment with the Employer, or if such Member becomes a "five-percent owner" following the end of such five Plan Year period, April 1 of the calendar year following the calendar year in which such Member becomes a "five-percent owner";

               (2) In the case of a Member who does not attain the age of seventy and one-half prior to January 1, 1988 or is a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1 of the calendar year following the calendar year in which such Member attains the age of seventy and one-half; and

               (3) In the case of a benefit payable pursuant to Article IX,
         (A) if payable to other than the Member's spouse, the last day of the one-year period following the death of such Member or (B) if payable to the Member's spouse, after the date upon which such Member would have attained the age of seventy and one-half, unless such surviving spouse dies before payments commence, in which case the Benefit Commencement Date may not be deferred beyond the last day of the one-year period following the death of such surviving spouse.

For purposes of Paragraph (d)(2) above, a Member who attains the age of seventy and one-half in 1988, is not a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in 1988 and does not terminate employment with the Employer prior to January 1, 1989, shall be considered to attain the age of seventy and one-half in 1989. Further, the preceding provisions of this Section notwithstanding, a Member may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder.

         (e) Subject to the provisions of Paragraphs (c) and (d) above, a Member's Benefit Commencement Date shall not occur before the expiration of the latest to end of the following periods:

               (1) A period during which the Member is employed by the Employer or any Controlled Entity; or

               (2) A period during which the Member is employed by a purchaser of assets from the Employer or a Controlled Entity if such Member transfers to employment with such purchaser in connection with such purchase.

         (f) Paragraphs (a), (b), and (c) above notwithstanding, a Member whose Vested Interest in his Accounts is $3,500 or more may elect to defer his Benefit Commencement Date beyond the date specified in such Paragraphs, subject to the provisions of Paragraph (d), by submitting to the Committee a written statement, signed by the Member, which describes the benefit and designates the date on which the payment of such benefit shall commence.

         10.2 ALTERNATIVE FORMS OF BENEFIT FOR MEMBERS.

             (a) For purposes of Article VI, VII, or VIII, the benefit of any Member shall be paid in one of the following alternative forms to be selected by the Member or, in the absence of such selection, by the Committee; provided, however, that the period and method of payment of any such form shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder:

                 (1) A lump sum.

                 (2) Periodic installment payments for any term certain to such
             Member or, in the event of such Member's death before the end of such term certain, to his designated beneficiary as provided in
             Section 9.2. Upon the death of a beneficiary who is receiving installment payments under this Paragraph, the remaining balance in the Member's Accounts shall be paid as soon as administratively feasible, in one lump sum cash payment, to the beneficiary's executor or administrator or to his heirs at law if there is no administration of such beneficiary's estate.

             (b) If a Member, who terminated his employment under circumstances such that he was entitled to a benefit pursuant to
         Article VI, VII, or VIII, dies prior to the time that any funds from his Accounts have been paid, or irrevocably committed to be paid, to provide a benefit pursuant to this Section, the amount of the benefit to which he was entitled shall be paid pursuant to Section 10.3 just as if such Member had died while employed by the Employer except that his Vested Interest shall be determined pursuant to Article VI, VII, or VIII, as applicable to such Member.

         10.3 ALTERNATIVE FORMS OF DEATH BENEFIT. For purposes of Article IX, the death benefit for a deceased Member shall be paid to his beneficiary designated in accordance with the provisions of Section 9.2 in one of the following alternative forms to be selected by the Member (or the Member's designated beneficiary if authorized by the Member) or, in the absence of such selection, by the Committee; provided, however, that the period and method of payment of any such form shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder:

             (a)  A lump sum.

             (b) Periodic installment payments for any term certain; provided, however, the term certain shall not exceed the life expectancy of the beneficiary. Upon the death of a beneficiary who is receiving installment payments under this Paragraph, the remaining balance in the Member's Accounts shall be paid as soon as administratively feasible, in one lump sum cash payment, to the beneficiary's executor or administrator or to his heirs at law if there is no administration of such beneficiary's estate.

         10.4 CASH-OUT OF BENEFIT. If a Member terminates his employment and his Vested Interest in his Accounts is not in excess of $3,500, such Member's benefit shall be paid in one lump sum payment in lieu of any other form of benefit herein provided. Any such payment shall be made at the time specified in Section 10.1(a) without regard to the consent restrictions of Section 10.1(b). The provisions of this Section shall not be applicable to a Member following his Benefit Commencement Date.

         10.5 DIRECT ROLLOVER ELECTION.

             (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Member pursuant to the Plan's loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section only if such Distributee's Eligible Rollover Distributions during the Plan Year are reasonably expected to total $200 or more. Furthermore, if less than 100% of the Member's Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Section, the Distributee shall furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

             (b) No less than thirty days and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Distributee of his Direct Rollover right pursuant to this Section. A distribution or Direct Rollover of the Distributee's benefit may commence less than thirty days after such notice is given, provided that (1) the Committee clearly informs the Distributee that the Distributee has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a Direct Rollover and (2) the Distributee, after receiving the notice, affirmatively elects either a distribution or a Direct Rollover or a combination thereof.

         10.6 BENEFITS FROM ACCOUNT BALANCES. With respect to any benefit payable in any form pursuant to the Plan, such benefit shall be provided from the Account balance(s) to which the particular Member or beneficiary is entitled.

         10.7 COMMERCIAL ANNUITIES. At the direction of the Committee, the Trustee may pay any form of benefit provided hereunder other than a lump sum payment or a Direct Rollover pursuant to Section 10.5 by the purchase of a commercial annuity contract and the distribution of such contract to the Member or beneficiary. Thereupon, the Plan shall have no further liability with respect to the amount used to purchase the annuity contract and such Member or beneficiary shall look solely to the company issuing such contract for such annuity payments. All certificates for commercial annuity benefits shall be nontransferable, except for surrender to the issuing company, and no benefit thereunder may be sold, assigned, discounted, or pledged (other than as collateral for a loan from the company issuing same). Notwithstanding the foregoing, the terms of any such commercial annuity contract shall conform with the time of payment, form of payment and consent provisions of Sections 10.1, 10.2, and 10.3.

         10.8 UNCLAIMED BENEFITS. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited, held in a suspense account, and available for allocation to the Accounts of the eligible Members pursuant to Section 4.2(c) as of the end of the Plan Year in which the forfeiture occurred. For all Valuation Dates prior to such allocation, forfeited amounts held in the suspense account shall not participate in allocations of the net income (or net loss) of the Trust Fund. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 8.5(b).

         10.9 CLAIMS REVIEW. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period), which notice shall:

             (a) State the specific reason or reasons for the denial or modification;

             (b) Provide specific reference to pertinent Plan provisions on which the denial or modification is based;

             (c) Provide a description of any additional material or information necessary for the Member, his beneficiary, or representative to perfect the claim and an explanation of why such material or information is necessary; and

             (d) Explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary, or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary, or the representative of such Member or beneficiary prior to the commencement of the extension period.

                                      XI.

                             IN-SERVICE WITHDRAWALS

         11.1 IN-SERVICE WITHDRAWALS.

             (a) A Member may withdraw from his Employee Savings Account any or all amounts held in such Account; provided, however, that a partial withdrawal from such Account shall be permitted only if at least a $100 balance remains in such Account after such withdrawal.

             (b) A Member may withdraw from his Member IRA Account an amount equal to all, but not less than all, of the amounts held in such Account.

             (c) A Member may withdraw from his Rollover Account an amount equal to all, but not less than all, of the amounts held in such Account.

             (d) A Member who has attained age fifty-nine and one-half may withdraw from his 401(k) Account an amount not exceeding the then value of such Account.

             (e) A Member who has a financial hardship, as determined by the Committee, and who has made all available withdrawals pursuant to the Paragraphs above and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member and who has obtained all available loans pursuant to Article XII and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member may withdraw from his 401(k) Account an amount not to exceed the lesser of (1) the then value of such Account or (2) the amount determined by the Committee as being available for withdrawal pursuant to this Paragraph. For purposes of this Paragraph, financial hardship shall mean the immediate and heavy financial needs of the Member. A withdrawal based upon financial hardship pursuant to this Paragraph shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Member. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The determination of the existence of a Member's financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. The decision of the Committee shall be final and binding, provided that all Members similarly situated shall be treated in a uniform and nondiscriminatory manner. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Member if the withdrawal is for:

             (1) Expenses for medical care described in section 213(d) of the Code previously incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code and not reimbursed or reimbursable by insurance;

             (2) Costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

             (3) Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Member or the Member's spouse, children, or dependents (as defined in section 152 of the Code);

             (4) Payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

             (5) Such other financial needs that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

The above notwithstanding, (1) withdrawals under this Paragraph from a Member's 401(k) Account shall be limited to the sum of the Member's Cash or Deferred Contributions to the Plan, plus income allocable thereto and credited to the Member's 401(k) Account as of the Valuation Date coincident with or next preceding December 31, 1988, less any previous withdrawals of such amounts, and
(2) amounts allocated to a Member's 401(k) Account pursuant to the provisions of Section 4.2(d) shall not be subject to withdrawal.

         11.2 RESTRICTION ON IN-SERVICE WITHDRAWALS.

             (a) All withdrawals pursuant to this Article shall be made only as of any Valuation Date by executing and filing with the Committee the form prescribed by the Committee at least 30 days prior to the proposed date of withdrawal.

             (b) Notwithstanding the provisions of this Article, not more than one withdrawal pursuant to Section 11.1 may be made in any one Plan Year and no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan under Article XII.

             (c) If a Member's Account from which a withdrawal is made is invested in more than one Investment Fund, the withdrawal shall be made pro rata from each Investment Fund in which such Account is invested.

             (d)  All withdrawals under this Article shall be paid in cash.

             (e) Any withdrawal under this Article shall be subject to the Direct Rollover election described in Section 10.5.

             (f) This Article shall not be applicable to a Member following termination of employment and the amounts in such Member's Accounts shall be distributable in accordance with the provisions of Article X.

                                      XII.

                                     LOANS

         12.1 ELIGIBILITY FOR LOAN.

             (a) Upon application by (1) any Member who is an Employee or (2) any Member no longer employed by the Employer, a beneficiary of a deceased Member, or an alternate payee under a qualified domestic relations order, as that term is defined in section 414(p)(8) of the Code, who retains an Account balance under the Plan and who is a party-in-interest, as that term is defined in section 3(14) of the Act, as to the Plan (an individual who is eligible to apply for a loan under this Article being hereinafter referred to as a "Member" for purposes of this Article) and subject to such uniform and nondiscriminatory rules and regulations as the Committee may establish, the Committee may in its discretion direct the Trustee to make a loan or loans to such Member.

             (b) No loan shall be made to a Member who owes any amount on an outstanding loan previously made to him from the Plan.

         12.2 MAXIMUM LOAN.

             (a) A loan to a Member may not exceed 50% of the then value of such Member's 401(k) Account.

             (b) Paragraph (a) above to the contrary notwithstanding, the amount of a loan made to a Member under this Article shall not exceed an amount equal to the difference between:

             (1) The lesser of $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made over (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Member's total nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity; minus

             (2) The total outstanding loan balance of the Member under all other loans from all qualified plans of the Employer or a Controlled Entity.

         12.3 MINIMUM LOAN. A loan to a Member may not be for an amount less than $1,000.00.

         12.4 INTEREST AND SECURITY.

             (a) Any loan made pursuant to this Article shall bear interest at the prime rate

                                     XII-1
of interest established by Texas Commerce Bank (Houston) on the date of the loan.

             (b) Any loan shall be made as an investment of a segregated loan fund to be established in the Trust Fund for the Member to whom the loan is made. Any loan shall be considered to come from the Member's 401(k) Account. The Trustee shall fund a Member's segregated loan fund by liquidating such portion of the assets of the Member's 401(k) Account as is necessary to fund the loan and transferring the proceeds to such segregated loan fund. If a Member's 401(k) Account is invested in more than one Investment Fund, the transfer shall be made pro rata from each such Investment Fund. The loan shall be secured by a pledge of the Member's segregated loan fund.

         12.5 REPAYMENT TERMS OF LOAN.

             (a) The Member shall be required, as a condition to receiving a loan, to enter into an irrevocable agreement authorizing the Employer to make payroll deductions from his Compensation so long as the Member is an Employee and to transfer such payroll deduction amounts to the Trustee in payment of such loan plus interest.

             (b) The terms of the loan shall (1) require level amortization with payments not less frequently than quarterly, (2) require that the loan be repaid within five years unless the Member certifies in writing to the Committee that the loan is to be used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Member, (3) allow prepayment without penalty, provided that any prepayment must be for the full outstanding loan balance (including interest), and (4) require that the balance of the loan (including interest) shall become due and payable (to the extent not otherwise due and payable) on the date the Member or, if applicable, the Member's beneficiary, is first entitled to a distribution pursuant to Article VI, VII, VIII, or IX, irrespective of whether such Member or beneficiary elects or consents to such distribution and that such Member's outstanding loan balance (including interest) shall be repaid by offsetting such balance against the amount in the Member's segregated loan fund pledged as security for the loan. By agreeing to the pledge of the segregated loan fund as security for the loan, a Member shall be deemed to have consented to the distribution of such segregated loan fund prior to the time specified in section 411(a)(11) of the Code and the applicable Treasury regulations thereunder.

             (c) If the Member fails in any way to comply with the repayment terms of a loan, such loan shall be repaid by offsetting the Member's outstanding loan balance (including interest) against the amount in the Member's segregated loan fund pledged as security for the loan. Any such outstanding loan balance (including interest) shall be so offset and repaid as soon as administratively feasible after such failure to comply, and such repayment shall be prior to any withdrawal or distribution of benefits from the pledged portion of the Member's Accounts pursuant to the provisions of the Plan. Notwithstanding the foregoing, amounts in a Member's 401(k) Account may not be used to satisfy the payment of such loan (including interest) prior to the time such amounts are otherwise distributable from the Plan.

                                     XII-2

             (d) The above notwithstanding, a Member who is on an unpaid leave of absence from the Employer may elect to suspend payments on his loan during such leave of absence for a period of up to one year. Upon such Member's return to active employment with the Employer at the conclusion of such leave of absence or upon the expiration of such one-year period, if earlier, such Member shall be permitted to refinance his loan, including all accrued and unpaid interest, over a term that does not extend beyond the expiration of the original term of the loan.

             (e) Amounts tendered to the Trustee by a Member in repayment of a loan made pursuant to this Article (1) shall initially be credited to the Member's segregated loan fund, (2) shall then be transferred as soon as practicable following receipt thereof to the Member's 401(k) Account, and (3) shall be invested in accordance with the Member's current designation as to the investment of contributions being allocated to his 401(k) Account pursuant to
Article V.

                                     XII-3

                                     XIII.

                           ADMINISTRATION OF THE PLAN

         13.1 APPOINTMENT OF COMMITTEE. The general administration of the Plan shall be vested in the Committee which shall be appointed by the Directors and shall consist of one or more persons. Any individual, whether or not an Employee, is eligible to become a member of the Committee. Each member of the Committee shall, before entering upon the performance of his duties, qualify by signing a consent to serve as a member of the Committee under and pursuant to the Plan and by filing such consent with the records of the Committee. For purposes of the Act, the Committee shall be the Plan "administrator" and shall be the "named fiduciary" with respect to the general administration of the Plan (except as to the investment of the assets of the Trust Fund).

         13.2 TERM, VACANCIES, RESIGNATION, AND REMOVAL. Each member of the Committee shall serve until he resigns, dies, or is removed by the Directors. At any time during his term of office, a member of the Committee may resign by giving written notice to the Directors and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Directors with or without cause, and the Directors may in their discretion fill any vacancy that may result therefrom. Any member of the Committee who is an Employee shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Employer or a Controlled Entity.

         13.3 OFFICERS, RECORDS, AND PROCEDURES. The Committee may select officers and may appoint a secretary who need not be a member of the Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or beneficiary such records as pertain to that individual's interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

         13.4 MEETINGS. The Committee shall hold meetings upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee.

         13.5 SELF-INTEREST OF MEMBERS. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case

                                     XIII-1
in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         13.6 COMPENSATION AND BONDING. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.

         13.7 COMMITTEE POWERS AND DUTIES. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:

             (a) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, provided such rules, regulation, and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;

             (b) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan. In all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

             (c) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;

             (d) To employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;

             (e) To determine in its discretion all questions relating to eligibility;

             (f) To make a determination in its discretion as to the right of any person to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

             (g) To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act or the Code;

             (h) To furnish the Employer any information necessary for the preparation of such Employer's tax return or other information that the Committee determines in its discretion is necessary for a legitimate purpose;

                                     XIII-2

             (i) To require and obtain from the Employer and the Members any information or data that the Committee determines is necessary for the proper administration of the Plan;

             (j) To instruct the Trustee as to the loans to Members pursuant to the provisions of Article XII;

             (k) to instruct the Trustee as to the management, investment, and reinvestment of the Trust Fund;

             (l)  To appoint investment managers pursuant to Section 15.5;

             (m) To receive and review reports from the Trustee and the Investment Managers as to the financial condition of the Trust Fund, including its receipts and disbursements; and

             (n) To establish or designate Investment Funds as investment options as provided in Article V.

         13.8 EMPLOYER TO SUPPLY INFORMATION. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Member's Compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

         13.9 INDEMNIFICATION. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                                     XIII-3

                                      XIV.

                    TRUSTEE AND ADMINISTRATION OF TRUST FUND

         14.1 APPOINTMENT, RESIGNATION, REMOVAL, AND REPLACEMENT OF TRUSTEE.

             (a) The Trustee shall be appointed, removed, and replaced by and in the sole discretion of the Directors. The Trustee shall be the "named fiduciary" with respect to investment of the Trust Fund's assets; provided, however, that the Trustee shall serve as a "directed Trustee" and shall be subject to directions from the Committee.

             (b) Any Trustee may resign at any time by giving at least thirty days written notice of such resignation to the Directors, unless such notice requirement is waived by the Committee. Any Trustee may be removed, with or without cause, by the Directors on written notice of such removal to such Trustee. The Directors may appoint a successor Trustee by written designation, a copy of which shall be delivered to the Committee and the former Trustee. The predecessor Trustee shall promptly perform all acts as are necessary to transfer Plan assets to the successor Trustee. The predecessor Trustee and the successor Trustee shall not be liable for the acts or omissions of the other except as required by the Act or other applicable law. The Directors may by resolution increase or decrease the number of Trustees at any time acting hereunder.

         14.2 ACCEPTANCE OF FUND. The Trustee accepts the Trust Fund hereunder and agrees to accept and retain, manage, administer and hold the Trust Fund in accordance with the terms and provisions of this Plan. The Trustee shall receive any securities or other properties that are tendered to the Trustee pursuant to the Plan that are acceptable to the Trustee.

         14.3 COMMITTEE DISCHARGING DUTY. The Trustee may assume that the Committee is discharging its duties under the Plan until and unless the Trustee is notified to the contrary in writing by any person known to be a member of the Committee or by the Employer. Upon receipt of such notice, the Trustee may, if the Trustee so desires, apply to a court of competent jurisdiction for guidance with respect to the disposition of the Trust Fund. The Trustee shall promptly receive written notification of the names of the Committee members and specimen signatures and shall be entitled to rely on same without further inquiry until it receives written notice from the Committee or the Company to the contrary.

         14.4 TAXES. If, pursuant to the provisions of any law now or hereafter enacted, any tax shall be imposed upon the Trustee with respect to the assets or income of the Trust Fund, the Trustee (without the necessity of any direction or approval by the Committee) may pay such tax from the Trust Fund, provided such payment is not otherwise prohibited by law. The Trustee, however, shall not be obligated to pay any such tax as long as the validity thereof is contested in good faith. In determining whether or not to pay any such tax, the Trustee may obtain the advice of counsel (including, but not limited to, counsel for the Employer or the Committee).

                                     XIV-1

         14.5 POWERS OF THE TRUSTEE. Subject to any limitations stated elsewhere herein, in addition to the authority, rights, privileges, powers, and duties elsewhere herein vested in the Trustee and those now or hereafter conferred by law, the Trustee shall also have the following authority, rights, privileges, powers, and duties:

             (a) To hold, manage, control, collect, and use the Trust Fund in accordance with the terms of this instrument;

             (b) To sell (for cash or on credit, or both), exchange, or otherwise dispose of, the whole or any part of the Trust Fund, at public or private sale; to lease (including, but not limited to, oil, gas, or mineral leases), rent, mortgage (including purchase money mortgages), pledge, or otherwise encumber the whole or any part of the Trust Fund; and to loan or borrow money in any manner, including by joint and several obligations, all upon such terms, regardless of the duration of the Trust, as the Trustee may deem advisable (provided that neither the Employer nor any Member may borrow from the Trust Fund except as otherwise permitted herein);

             (c) To invest or reinvest the Trust Fund in property of any description whatsoever (including, but not limited to, oil, gas, or mineral interests; common or preferred stock; shares of investment trusts or companies; bills, notes (whether secured or unsecured), and other evidences of indebtedness; non-income producing property; and property outside of Texas);

             (d) To make or hold investments of any part of the Trust Fund in common or undivided interest with other persons or entities, including an undivided interest in any property in which any Trustee, individually or otherwise, may hold an undivided interest; to buy from or sell to any person or entity to the extent not otherwise prohibited herein;

             (e) To make commingled, collective, or common investments and to invest and reinvest all or any portion of the Trust Fund collectively with funds of other pension and profit sharing trusts exempt from tax under section 501(a) of the Code by reason of qualifying under section 401(a) of said Code, including, without limitation, power to invest collectively with such other funds through the medium of one or more of the common, collective, or commingled trust funds, which has been or may hereafter be established and maintained by the Trustee or its affiliates. To the extent of the interest of the Trust Fund in any such collective trust, the agreement or declaration of trust establishing such collective trust shall be deemed to be adopted and made a part of the Plan and Trust as if set forth in full herein;

             (f) To deposit or invest all or a part of the Trust Fund in savings accounts, certificates of deposit, or other deposits that bear a reasonable rate of interest in a bank or similar financial institution, including the commercial department of the Trustee, if such bank or other institution is supervised by any agency of a state or the federal government.

                                     XIV-2

              (g) To employ and compensate from the Trust Fund such attorneys, counsel, brokers, banks, investment advisors, or other agents, employees, or independent contractors and to delegate to them such of the duties, rights, and powers of the Trustee as may be deemed advisable in handling and administering the Plan;

             (h) To partition any property or interest held as a part of the Trust Fund and, in any and all such partitions, to pay or receive such money or property as may be necessary or advisable to equalize differences; to make any distribution from the Trust Fund, as directed by the Committee in cash or other property (including an undivided interest in any property) or both, in any manner whatsoever (including composing shares differently); and to evaluate any property belonging to the Trust Fund;

             (i) To institute, join in, maintain, defend, compromise, submit to arbitration, or settle any litigation, claim, obligation, or controversy with respect to any matter affecting the Trust Fund, regardless of the manner in which such matter may have arisen, all in the name of the Trustee and without the joinder of any Member;

             (j) To hold uninvested at any time, without liability for interest thereon for a reasonable period of time, any amount of money received by the Trustee or raised by the Trustee from the sale of investments or otherwise until same can be reinvested or disbursed;

             (k) Except when prohibited by applicable law which cannot be waived, to keep any securities or other property in the name of some other person or entity, with a power of attorney for their transfer attached, in bearer or Federal Reserve Book-entry form, or in the name of the Trustee, without disclosing the fiduciary capacity of the Trustee; and

             (l) The Trustee shall not be required to take any legal action to collect, preserve or maintain any Trust Fund property unless the Trustee has been indemnified either by the Trust itself, with the approval of the Committee, or by the Company, with respect to any expenses or losses to which the Trustee may be subjected by taking such action. Any property acquired by the Trustee through the enforcement or compromise of any claim the Trustee has will become part of the Trust Fund. The Trustee shall be responsible only for the property actually received by it hereunder. It shall have no duty or authority to compute any amount to be paid to it by the Employer or a Member, or to bring any action or proceeding to enforce the collection of any contribution to the Trust Fund.

The Trustee is also authorized to exercise all the rights, powers, options, and privileges now or hereafter granted to, provided for, or vested in trustees under the Texas Trust Code, except as such may conflict with the terms of this instrument or applicable law. As far as possible, no subsequent legislation or regulation shall be in limitation of the rights, powers, or privileges

                                     XIV-3
granted the Trustee hereunder or set forth in the Texas Trust Code as it exists at the time of the execution hereof. Generally, the Trustee shall have, hold, manage, control, use, invest and reinvest, disburse, and dispose of the Trust Fund under all circumstances to the same extent as if the Trustee were the owner thereof in fee simple, subject only to such limitations as are contained herein and such applicable laws as cannot be waived. This instrument shall always be construed in favor of the validity of any act or omission by or of the Trustee. Notwithstanding the foregoing, the Trustee may not invest the Trust Fund assets in any Company security that is not a "qualifying Company security" or in any Company real property that is not "qualifying Company real property." The Trustee may, however, as directed by the Committee, acquire or hold "qualifying Company securities" or "qualifying Company real property" as an investment, provided that any such acquisition or investment will not result in the Trust Fund's holding more than 50% of the then fair market value of the assets of the Trust Fund in "qualifying Company securities" and "qualifying Company real property." The term "qualifying Company securities" means stock or marketable obligations of the Company or an affiliate. The term "qualifying Company real property" means parcels of real property leased to the Company or an affiliate if a substantial number of the parcels are dispersed geographically and if each such parcel is suitable for, or adaptable to, more than one use.

         14.6 COMPENSATION, EXPENSES, AND BOND OF TRUSTEE. Unless prohibited by
Section 14.10, the Trustee shall receive such compensation for services as Trustee hereunder as may be agreed upon from time to time by the Company and the Trustee. The Trustee shall be reimbursed for its compensation and all reasonable expenses incurred while acting as Trustee as provided in Section
14.10. No bond or other security shall be required of the Trustee unless otherwise required by law or by the Company.

         14.7 RELIANCE. The Trustee shall be fully protected in relying upon a resolution of the Directors as to the membership of the Committee as it then exists and in continuing to rely upon such resolution until a subsequent resolution is filed with the Trustee by the Directors. The Trustee may accept as true all papers, certificates, statements, and representations of fact that are presented to the Trustee by the Committee without investigation, questioning, or verification if the Trustee believes same to be true and authentic, and the Trustee may rely solely on the written advice of the Committee with respect to any question of fact.

         14.8 ACCOUNTING. Within 90 days or as soon as possible after the end of each Plan Year, the Trustee shall render a written accounting of the administration of the Trust Fund showing all receipts and disbursements during the year and the then value of the assets of the Trust Fund. This accounting shall be transmitted to the Committee and to the Company. The Committee and/or the Company may approve such accounting by a written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing within 90 days from the date upon which the accounting was delivered to the Committee and to the Company. Upon the receipt of such written approval of the accounting or upon passage of such 90-day period without such objection being delivered in writing to the Trustee, such accounting shall be deemed approved and the Trustee shall be released and discharged as to all items set forth in such accounting as if such accounting had been settled by a final decree of a court of competent

                                     XIV-4
jurisdiction.

         14.9 JUDICIAL PROTECTION. In any court of competent jurisdiction, the Trustee may seek judicial protection by any action or proceeding deemed necessary to settle the accounts of the Trustee or may obtain a judicial determination or a declaratory judgment as to a question of construction of the Plan. The Trustee must join as parties defendant in any such action only the Committee and the Company, although the Trustee may join other parties if the Trustee deems it advisable to do so.

         14.10 PAYMENT OF EXPENSES. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, expenses of the Committee, and the cost of furnishing any bond or security required of the Committee shall be paid by the Trustee from the Trust Fund, and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Members and beneficiaries; provided, however, that
(a) the obligation of the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Employer and
(b) in the event the Trustee's compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an employer or an association of employers whose employees are participants in the Plan, or from an employee organization whose members are participants in the Plan, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed to be a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

         14.11 TRUST FUND PROPERTY. All income, profits, recoveries, contributions, forfeitures, and any and all moneys, securities, and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

         14.12 DISTRIBUTIONS FROM MEMBERS' ACCOUNTS. Distributions from a Member's Accounts shall be made by the Trustee only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Member or for his benefit shall be debited to such Member's Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.

         14.13 PAYMENTS SOLELY FROM TRUST FUND. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and neither the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

                                     XIV-5

         14.14 NO BENEFITS TO THE EMPLOYER. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Members and their beneficiaries and of defraying reasonable expenses of administering the Plan. Anything to the contrary herein notwithstanding, the Plan shall not be construed to vest any rights in the Employer other than those specifically given hereunder.

         14.15 INDEMNIFICATION. The Company shall indemnify the Trustee against any and all claims, liabilities, costs or expenses, including reasonable attorneys' fees, incurred by the Trustee resulting from the acts, omissions, or breach or an alleged breach of a fiduciary duty owed to the Plan, by a party other than the Trustee, including, but not limited to, any acts, omissions or fiduciary duty or responsibility owed to the Plan by an investment manager appointed pursuant to Section 15.5, any predecessor trustee or the Committee; provided, however, that nothing herein shall be construed as an indemnification of the Trustee for any claims, liabilities, costs and expenses resulting from the breach by the Trustee of the Trustee's own fiduciary duties with respect to the Plan or the Trust or the Trustee's own negligence or willful misconduct.

                                     XIV-6

                                      XV.

                              FIDUCIARY PROVISIONS

         15.1 ARTICLE CONTROLS. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

         15.2 GENERAL ALLOCATION OF FIDUCIARY DUTIES. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole authority to appoint and remove the Trustee and members of the Committee. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided herein, the Trustee shall have the sole responsibility for the administration, investment, and management of the assets held under the Plan. However, if the Committee, as a co-fiduciary, shall exercise its power given hereunder at any time, and from time to time, by written notice to the Trustee, to direct the Trustee in the management, investment, and reinvestment of the Trust Fund, then in such event the Trustee shall be subject to all proper directions of the Committee that are made in accordance with the terms of the Plan and the Act. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities, and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein. A fiduciary is authorized to operate in more than one capacity except that the Trustee shall not be a fiduciary except in its role as Trustee.

         15.3 FIDUCIARY DUTY. Each fiduciary under the Plan, including, but not limited to, the Committee and the Trustee as "named fiduciaries," shall discharge his duties and responsibilities with respect to the Plan:

            (a) Solely in the interest of the Members, for the exclusive purpose of providing benefits to Members and their beneficiaries and of defraying reasonable expenses of administering the Plan;

            (b) With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

            (c) Subject to Articles V and XIV, by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

            (d) In accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

No fiduciary shall cause the Plan or Trust Fund to enter into a "prohibited transaction" as provided in section 4975 of the Code or section 406 of the Act.

         15.4 DELEGATION AND ALLOCATION OF FIDUCIARY DUTIES. The Committee may appoint subcommittees, individuals or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate any fiduciary responsibility in making or continuing such delegation.

         15.5 INVESTMENT MANAGER. The Committee may, in its sole discretion, appoint an "investment manager," with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

            (a) The investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank, as defined in the Investment Advisers Act of 1940, or (3) an insurance company qualified to do business under the laws of more than one state; and

            (b) Such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate any fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager without inquiry and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within its sole discretion.

                                      XVI.

                                   AMENDMENTS

         16.1 RIGHT TO AMEND. Subject to Section 16.2 and any other limitations contained in the Act or the Code, the Directors may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers. Specifically, but not by way of limitation, the Directors may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive.

         16.2 LIMITATION ON AMENDMENTS. No amendment of the Plan shall be made that would vest in the Employer, directly or indirectly, any interest in or control of the Trust Fund. No amendment shall be made that would vary the Plan's exclusive purpose of providing benefits to Members and their beneficiaries and of defraying reasonable expenses of administering the Plan or that would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made that would reduce any then nonforfeitable interest of a Member. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.




                                     XVI-1

                                     XVII.

                        DISCONTINUANCE OF CONTRIBUTIONS,

         TERMINATION, PARTIAL TERMINATION, AND MERGER OR CONSOLIDATION

         17.1 RIGHT TO DISCONTINUE CONTRIBUTIONS, TERMINATE, OR PARTIALLY TERMINATE. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Directors realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable to continue to make its contributions to the Plan. Therefore, the Directors shall have the power to discontinue contributions to the Plan, terminate the Plan, or partially terminate the Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination, or partial termination.

         17.2 PROCEDURE IN THE EVENT OF DISCONTINUANCE OF CONTRIBUTION, TERMINATION, OR PARTIAL TERMINATION.

            (a) If the Plan is amended so as to permanently discontinue Employer contributions, or if Employer contributions are in fact permanently discontinued, the Vested Interest of each affected Member shall be 100%, effective as of the date of discontinuance. In case of such discontinuance, the Committee shall remain in existence and all other provisions of the Plan that are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

            (b) If the Plan is terminated or partially terminated, the Vested Interest of each affected Member shall be 100%, effective as of the termination date or partial termination date, as applicable. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

            (c) Upon discontinuance, termination, or partial termination, any previously unallocated contributions, forfeitures, and net income (or net loss) shall be allocated among the Accounts of the Members on such date of discontinuance, termination, or partial termination according to the provisions of Article IV, as if such date of discontinuance, termination, or partial termination were a Valuation Date. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Members until the balances of the Accounts are distributed. In the event of termination, the date of the final distribution shall be treated as a Valuation Date.

            (d) In the case of a termination or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall pay the balance of the Accounts of a Member for whom the Plan is so terminated, or who is affected by such partial termination, to such Member, subject to the time of payment, form of payment, and consent provisions of Article X.



                                     XVII-1

         17.3 MERGER, CONSOLIDATION, OR TRANSFER. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Member would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation, or transfer.





                                     XVII-2

                                     XVIII.

                               ADOPTING EMPLOYERS

         18.1 ADOPTION BY OTHER EMPLOYERS. It is contemplated that other corporations, associations, partnerships, or proprietorships may adopt this Plan and thereby become Employers. By appropriate action of its Board of Directors or noncorporate counterpart, any such entity, whether or not presently existing, may become, upon approval of the Directors, a party hereto. The provisions of the Plan shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided for the Company and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan shall be exercised by the Directors alone. Nevertheless, any Employer may, with the consent of the Directors, incorporate in its adoption agreement or in an amendment document specific provisions relating to the operation of the Plan, and such provisions shall become a part of the Plan as to such Employer only. Transfer of employment among Employers shall not be considered a termination of employment hereunder, and an Hour of Service with one Employer shall be considered as an Hour of Service with all others. Any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, the Directors may, in their discretion, terminate an Employer's Plan participation at any time.

         18.2 SINGLE PLAN. For purposes of the Code and the Act, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Members and their beneficiaries.





                                    XVIII-1

                                      XIX.

                            MISCELLANEOUS PROVISIONS

         19.1 NOT CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

         19.2 ALIENATION OF INTEREST FORBIDDEN. Except as otherwise provided with respect to "qualified domestic relations orders" pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Member or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any "qualified domestic relations order," including an order that requires distributions to an alternate payee prior to a Member's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and shall establish appropriate procedures to effect the same.

         19.3 PAYMENTS TO MINORS AND INCOMPETENTS. If a Member or beneficiary entitled to receive a benefit under the Plan is a minor or is determined by the Committee in its discretion to be incompetent or is adjudged by a court of competent jurisdiction to be legally incapable of giving valid receipt and discharge for a benefit provided under the Plan, the Committee may pay such benefit to the duly appointed guardian or conservator of such Member or beneficiary or to any third party who is eligible to receive such benefit for the account of such Member or beneficiary. Such payment shall operate as a full discharge of all liabilities and obligations of the Committee, the Trustee, the Employer, and any fiduciary of the Plan with respect to such benefit.

         19.4 MEMBER'S ADDRESS. It shall be the affirmative duty of each Member to inform the Committee of, and to keep on file with the Committee, his current mailing address and the current mailing address of his designated beneficiary. If a Member fails to keep the Committee informed of his current mailing address and the current mailing address of his designated beneficiary, neither the Committee, the Trustee, the Employer, nor any fiduciary under the Plan shall be responsible for any late or lost payment of a benefit or for failure of any notice to be provided timely under the terms of the Plan.

         19.5 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or



                                     XIX-1
invalid provision had never been included herein.

         19.6 JURISDICTION. The situs of the Plan and the Trust hereby created is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.





                                     XIX-2

                                      XX.

                                TOP-HEAVY STATUS

         20.1 ARTICLE CONTROLS. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under section 416 of the Code.

         20.2 DEFINITIONS. For purposes of this Article, the following terms and phrases shall have these respective meanings:

            (a) ACCOUNT BALANCE: As of any Valuation Date, the aggregate amount credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions that were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by
         (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

            (b) ACCRUED BENEFIT: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof that is attributable to employee contributions which were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983, by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities or
         (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

            (c) AGGREGATION GROUP: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (1) each plan in which a Key Employee participates and each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code or (2) each plan in which a Key Employee participates, each other plan that enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code and any other plan that the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

            (d) ASSUMPTIONS: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group which includes the Plan.

            (e) DETERMINATION DATE: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

            (f) KEY EMPLOYEE: A "key employee" as defined in section 416(i) of the Code and the Treasury regulations thereunder.

            (g) PLAN YEAR: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

            (h) REMUNERATION: Compensation within the meaning of section 415(c)(3) of the Code, as limited by section 401(a)(17) of the Code.

            (i) VALUATION DATE: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

         20.3 TOP-HEAVY STATUS.

            (a) The Plan shall be deemed to be top-heavy for a Plan Year if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Members who are Key Employees exceeds 60% of the sum of Account Balances of all Members unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans.

Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the five-year period ending on the applicable Determination Date shall not be considered.

            (b) If the Plan is determined to be top-heavy for a Plan Year, the Vested Interest in the Company Discretionary Contribution Account of each Member who is credited with an Hour of Service during such Plan Year shall be determined in accordance with the following schedule:

                                 YEARS OF
                                 VESTING SERVICE                      VESTED INTEREST
                                 ---------------                      ---------------
                 Less than       1 year                                 0%
                                 1 year                                10%
                                 2 years                               20%
                                 3 years                               40%
                                 4 years                               60%
                                 5 years                               80%
                                 6 years or more                      100%

            (c) If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Member who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

                (1) The lesser of (A) 3% of such Member's Remuneration for such Plan Year or (B) a percent of such Member's Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee's 401(k) Account, Company Matching Contribution Account, and Company Discretionary Contribution Account for such Plan Year by such Key Employee's Remuneration; reduced by

                (2) The amount of Employer Discretionary Contributions allocated to such Member's Accounts for such Plan Year.

The minimum contribution required to be made for a Plan Year pursuant to this Paragraph for a Member employed on the last day of such Plan Year shall be made regardless of whether such Member is otherwise ineligible to receive an allocation of the Employer's contributions for such Plan Year. Notwithstanding the foregoing, if the Plan is deemed to be top-heavy for a Plan Year, the Employer's contribution for such Plan Year pursuant to this Paragraph shall be increased by substituting "4%" in lieu of "3%" in Clause (1) hereof to the extent that the Directors determine to so increase such contribution to comply with the provisions of section 416(h)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a

Plan Year with respect to a Member who is a participant in another defined contribution plan sponsored by the Employer or a Controlled Entity if such Member receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of the Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Member who is a participant in a defined benefit plan sponsored by the Employer or a Controlled Entity if such Member accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit that is at least equal to the benefit described in section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Paragraph shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in section 416(c)(1) of the Code.

         20.4 TERMINATION OF TOP-HEAVY STATUS. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined no longer to be top-heavy. Notwithstanding the foregoing, the Vested Interest of each Member as of such Determination Date shall not be reduced and, with respect to each Member who has three or more years of Vesting Service on such Determination Date, the Vested Interest of each such Member shall continue to be determined in accordance with the schedule set forth in Section 20.3(b).

         20.5 EFFECT OF ARTICLE. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

                               FIRST AMENDMENT TO
                             OWEN HEALTHCARE, INC.
                              401(k) SAVINGS PLAN

         WHEREAS, OWEN HEALTHCARE, INC.(the "Company") and another adopting employer have heretofore adopted the OWEN HEALTHCARE, INC. 401(k) SAVINGS PLAN (the "Plan") for the benefit of their eligible employees; and

         WHEREAS, the Company desires to amend the Plan on behalf of itself and such other adopting employer;

         NOW, THEREFORE, the Plan shall be amended as follows:

I. Effective as of January 1, 1995, the first sentence of Section 20.3(c) of the Plan shall be deleted and the following shall be substituted therefor:

        "If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Member who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

                (1) the lesser of (A) 3% of such Member's Remuneration for such Plan Year or (B) a percent of such Member's Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amount of contributions and forfeitures allocated to such Key Employee's 401(k) Account, Company Matching Contribution Account, and Company Discretionary Contribution Account for such Plan Year by such Key Employee's Remuneration; reduced by

                (2) the amount of Employer Discretionary Contributions and forfeitures allocated to such Member's Accounts for such Plan Year."

II. Effective as of August 31, 1995, the following sentence shall be added to the end of Section 1.1(44) of the Plan:

        "In addition to the foregoing, August 31, 1995 shall be a Valuation
        Date."

III.     Effective as of September 1, 1995:

         1. The following paragraph (9A) shall be added to Section 1.1 of the Plan:

         "(9A)    COMPANY STOCK: The common stock of Owen Healthcare, Inc."

         2.       The following paragraph shall be added to the end of Section
4.3 of the Plan:

                  "(d) Plan provisions to the contrary notwithstanding, the provisions of this Paragraph (d) shall be applicable with respect to allocations and accounting for Company Stock held by the Plan. All amounts that are allocated to a Member's Accounts (and subaccounts) under the Plan and which are to be invested in Company Stock shall be used to purchase shares of Company Stock at such times, in such quantities, and from such sources as determined by the Committee. Shares of Company Stock so purchased for a Member's Accounts shall be earmarked for the benefit of such Member. Any cash dividends received by the Trustee with respect to Company Stock earmarked for a Member's Accounts (and subaccounts) shall be invested in additional shares of Company Stock, which shall be earmarked for the benefit of such Member. Any such additional Company Stock, plus any other Company Stock received by the Trustee as a result of a stock split or stock dividend, shall be allocated pro rata to the Members' Accounts (and subaccounts) in proportion to the respective balances of Company Stock credited to such Accounts (and subaccounts) as of the appropriate record date, and following an allocation of such shares to a Member's Accounts, such shares shall be earmarked for the benefit of such Member."

         3. Article V of the Plan shall be deleted in its entirety and the following shall be substituted therefor:

                                       V.

                                INVESTMENT FUNDS

           5.1  DESIGNATED INVESTMENT FUNDS.

                (a) On the form prescribed by the Committee, each Member shall designate the manner in which the amounts allocated to his Accounts shall be invested from among (1) an Investment Fund invested primarily in Company Stock and (2) one or more additional Investment Funds made available from time to time by the Committee. Such Investment Funds shall be made available to all Members in a uniform and nondiscriminatory manner. Further, the amounts invested under such Investment Funds may be invested directly in investments specified by the Committee or indirectly through investment in shares of commingled, collective or common investment trust funds specified by the Committee, including such trust funds which have been or may hereafter be established and maintained by the Trustee. A Member may designate one of such Investment Funds for all of the contributions to his Accounts or he may split the investment of the contributions to his Accounts between such Investment Funds in such increments as the Committee may prescribe. No other type of designation will be permitted. If a Member fails to make a designation, contributions to his Accounts shall be invested in the Investment Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

                (b) A Member may elect, in the manner and on the form prescribed by the Committee, to change his investment designation; provided, however, that (1) only one such change may be made in any calendar quarter, (2) such change shall apply to both the investment of future contributions and to amounts already allocated to the Member's Accounts, and (3) such change shall be implemented as soon as administratively feasible after the last day of the calendar quarter in which the Member's election to make such change is timely received by the Committee.

                (c) Notwithstanding the preceding provisions of this Section, as soon as administratively feasible after the last day of the calendar quarter in which a Member's employment terminates, such Member's Accounts shall be invested in the Investment Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner; provided, however, that with respect to any portion of such Member's Accounts which are invested in the Investment Fund invested primarily in Company Stock, such amounts shall remain invested in such Investment Fund unless and until such Member otherwise directs in accordance with the procedures established by the Committee.

           5.2 RESTRICTION OF ACQUISITION OF COMPANY STOCK. Notwithstanding any other provision hereof, it is specifically provided that the Trustee shall not purchase Company Stock or other Company securities during any period in which such purchase is, in the opinion of counsel for the Company or the Committee, restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in Company Stock or other Company securities pursuant to an investment designation shall be invested in such other assets as the Committee may in its discretion determine, or the Trustee may hold such amounts uninvested for a reasonable period pending the purchase of such stock or securities.

           5.3 VOTING, STOCK RIGHTS, STOCK SPLITS, AND STOCK DIVIDENDS. No Member or beneficiary shall have any right to request, direct, or demand that the Committee or the Trustee exercise in his behalf rights or privileges to vote, acquire, convert, or exchange Company Stock or other securities. The Trustee shall vote the Company Stock and shall exercise or sell any such rights or privileges in the manner directed by the Committee. Company Stock received by the Trustee by reason of a stock split, stock dividend, or recapitalization shall be appropriately allocated to the Accounts of each affected Member or beneficiary in accordance with Section 4.3(d)."

         4. The following clause shall be added to the beginning of the first sentence in each of Sections 10.2(a) and 10.3 of the Plan:

           "Subject to the provisions of Section 10.10,"

         5.        The following Section 10.10 shall be added to the end of
Article X of the Plan:

            "10.10 DISTRIBUTIONS OF COMPANY STOCK. Benefits shall be paid (or transferred pursuant to Section 10.5) in cash except that a Member (or his designated beneficiary or legal representative in the case of a deceased Member) may elect to have the portion of his Accounts invested in the Investment Fund invested primarily in Company Stock distributed (or transferred pursuant to Section 10.5) in full shares of Company Stock to the extent of the Member's pro rata portion of the shares of Company Stock held in such Investment Fund with any balance of the Member's interest in such Investment Fund (including fractional shares) to be paid or transferred in cash."

IV.      As amended hereby, the Plan is specifically ratified and reaffirmed.

                              SECOND AMENDMENT TO
                             OWEN HEALTHCARE, INC.
                              401(k) SAVINGS PLAN

         WHEREAS, OWEN HEALTHCARE, INC. (the "Company") and another adopting employer have heretofore adopted the OWEN HEALTHCARE, INC. 401(k) SAVINGS PLAN (the "Plan") for the benefit of their eligible employees; and

         WHEREAS, the Company desires to amend the Plan on behalf of itself and such other adopting employer;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 1995:

1. The first sentence of Section 4.2(d) of the Plan shall be deleted and the following shall be substituted therefor:

         "The Employer Safe Harbor Contribution, if any, made pursuant to
         Section 3.4 for a Plan Year in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated as of the last day of such Plan Year to the 401(k) Accounts of Members who (1) received an allocation of Cash or Deferred Contributions for such Plan Year and
         (2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an "Eligible Member" for purposes of this Paragraph)."

2. The first sentence of Section 4.2(e) of the Plan shall be deleted and the following shall be substituted therefor:

         "The Employer Safe Harbor Contribution, if any, made pursuant to
         Section 3.4 for a Plan Year in order to satisfy the restrictions set forth in Section 3.5 shall be allocated as of the last day of such Plan Year to the Company Matching Contribution Accounts of Members who
         (1) received an allocation of Cash or Deferred Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an "Eligible Member" for purposes of this Paragraph)."

3.       As amended hereby, the Plan is specifically ratified and reaffirmed.

                               THIRD AMENDMENT TO
                             OWEN HEALTHCARE, INC.
                              401(k) SAVINGS PLAN

         WHEREAS, OWEN HEALTHCARE, INC. (the "Company") and another adopting employer have heretofore adopted the OWEN HEALTHCARE, INC. 401(k) SAVINGS PLAN (the "Plan") for the benefit of their eligible employees; and

         WHEREAS, the Company desires to amend the Plan on behalf of itself and such other adopting employer;

         NOW, THEREFORE, the Plan shall be amended as follows:

I. Effective as of October 7, 1996, Section 5.1(c) of the Plan shall be deleted in its entirety.

II.      Effective as of November 1, 1996:

         1. Section 3.8(a) of the Plan shall be deleted and the following shall be substituted therefor:

                           "(a) Qualified Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from an individual retirement account or annuity or from an employees' trust described in section 401(a) of the Code, which is exempt from tax under section 501(a) of the Code, but only if any such Rollover Contribution is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A Rollover Contribution of amounts that are "eligible rollover distributions" within the meaning of section 402(f)(2)(A) of the Code may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a "direct" Rollover Contribution. A direct Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and which identifies the Eligible Employee for whose benefit the Rollover Contribution is being made. Notwithstanding the foregoing, the Plan will accept a Rollover Contribution of a promissory note (and related documents) for a plan loan from an employees' trust described in section 401(a) of the Code if the Eligible Employee executes such documents and instruments as the Committee may require as a condition to the acceptance of such note, including, without limitation, a form prescribed by the Committee authorizing the Employer to make payroll deductions from such Eligible Employee's Compensation in order to make payments on such note. Any Eligible Employee desiring to effect a Rollover Contribution to the Plan must execute and file with the Committee the form prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Eligible Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact eligible for rollover to the Plan and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. Except as provided above, all Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Account of the Eligible Employee for whose benefit such Rollover Contribution is being made as of the last day of the month in which such Rollover Contribution is made."

         2. Section 10.10 of the Plan shall be deleted and the following shall be substituted therefor:

                  "10.10 DISTRIBUTIONS OF COMPANY STOCK AND DIRECT ROLLOVERS OF LOANS. Benefits shall be paid (or transferred pursuant to Section 10.5) in cash except that:

                           (a) a Member (or his designated beneficiary or legal
                  representative in the case of a deceased Member) may elect to have the portion of his Accounts invested in the Investment Fund invested primarily in Company Stock distributed (or transferred pursuant to Section 10.5) in full shares of Company Stock to the extent of the Member's pro rata portion of the shares of Company Stock held in such Investment Fund with any balance of the Member's interest in such Investment Fund (including fractional shares) to be paid or transferred in cash; and

                           (b) a Member may elect to have the promissory note
                  evidencing an outstanding loan from the Plan to such Member transferred pursuant to a Direct Rollover to an Eligible Retirement Plan that is a qualified plan described in section 401(a) of the Code which will accept a Direct Rollover of such note."

         3. Section 12.2(a) of the Plan shall be deleted and the following shall be substituted therefor:

                           "(a) A loan to a Member may not exceed 50% of the then value of such Member's Vested Interest in his Accounts."

         4. Section 12.4(b) of the Plan shall be deleted and the following shall be substituted therefor:

                           "(b) Any loan shall be made as an investment of a segregated loan fund to be established in the Trust Fund for the Member to whom the loan is made. Any loan shall be considered to come from the Vested Interest in the Member's Accounts in the order designated by the Member. If no such designation is made, then the loan shall be considered to come pro rata from the Member's Vested Interest in each of his Accounts. The Trustee shall fund a Member's segregated loan fund by liquidating such portion of the assets of the Accounts from which the Member's loan is to be made as is necessary to fund the loan and transferring the proceeds to such segregated loan fund. If a Member's Accounts are invested in more than one Investment Fund, the transfer shall be made pro rata from each such Investment Fund. The loan shall be secured by a pledge of the Member's segregated loan fund."

         5. The third sentence of Section 12.5(c) of the Plan shall be deleted and the following shall be substituted therefor:

         "Notwithstanding the foregoing, amounts in a Member's 401(k) Account may not be used to satisfy the payment of such loan (including interest) prior to the time such amounts are otherwise distributable from the Plan, and amounts in a Member's other Accounts may not be offset and used to satisfy the payment of such loan (including interest) prior to the earliest time such amounts are otherwise permitted to be distributed under applicable law."

         6. Section 12.5(e) of the Plan shall be deleted and the following shall be substituted therefor:

                           "(e) Amounts tendered to the Trustee by a Member in repayment of a loan made pursuant to this Article (1) shall initially be credited to the Member's segregated loan fund, (2) then shall be transferred as soon as practicable following receipt thereof to the Account or Accounts from which the Member's loan was made, and (3) shall be invested in accordance with such Member's current designation as to the investment of contributions being allocated to such Accounts pursuant to Section 5.1."

III.  Effective as of January 1, 1997:

         1. Section 1.1(10)(B) of the Plan shall be deleted and the following shall be substituted therefor:

         "(B) The Compensation of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be:

                  (i)      adjusted automatically to reflect any amendments to
                           section 401(a)(17) of the Code and any
                           cost-of-living increases authorized by section 401(a)(17) of the Code; and

                  (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law."

         2. Section 1.1(28) of the Plan shall be deleted and the following shall be substituted therefor:

         "(28) HIGHLY COMPENSATED EMPLOYEE: Each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the `Determination Year') and who:

                  (A) is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the `Look-Back Year'); or

                  (B)      for the Look-Back Year:

                           (i) receives compensation (within the meaning of section 414(q)(4) of the Code, `compensation' for purposes of this Paragraph) in excess of $80,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the
                                    Code) during the Look-Back Year; and

                           (ii) if the Committee elects the application of this clause for such Look-Back Year, is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in section 414(q)(5) of the Code) ranked on the basis of compensation received during the year.

                  For purposes of the preceding sentence, (i) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer,
                  (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee's fifty-fifth birthday shall be deemed to be a Highly Compensated Employee, and (iii) the Committee may elect, in accordance with the provisions of applicable Treasury regulations, rulings and notices, to make the Look-Back Year calculation for a Determination Year on the basis of the calendar year ending with or within the applicable Determination Year (or, in the case of a Determination Year that is shorter than twelve months, the calendar year ending with or within the twelve-month period ending with the end of the applicable Determination Year). To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a `highly compensated employee' set forth in section 414(q) of the Code and the Treasury regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury regulations thereunder shall govern and control."

         3. Sections 3.7(b) and (c) of the Plan shall be deleted and the following shall be substituted therefor:

                           "(b) Anything to the contrary herein
         notwithstanding, if, for any Plan Year, the aggregate Cash or Deferred Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Cash or Deferred Contributions permitted on behalf of such Highly Compensated Employees pursuant to
         Section 3.1(e) (determined by reducing Cash or Deferred Contributions on behalf of Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with section 401(k)(8)(C) of the Code and the Treasury regulations thereunder), then such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess was contributed before the end of the next following Plan Year.

                           (c) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Employer Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.5 (determined by reducing Employer Contributions made on behalf of Highly Compensated Employees in order of the highest dollar amounts contributed on behalf of such Highly Compensated Employees in accordance with section 401(m)(6)(C) of the Code and Treasury regulations thereunder), then such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess contributions were made before the end of the next following Plan Year."

         4. Section 10.1(d) of the Plan shall be deleted and the following shall be substituted therefor:

                           " (d) A Member's Benefit Commencement Date shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder and shall in no event be later than:

                                    (1) April 1 of the calendar year following
                  the later of (A) the calendar year in which such Member attains the age of seventy and one-half or (B) the calendar year in which such Member terminates his employment with the Employer (provided, however, that clause (B) of this sentence shall not apply in the case of a Member who is a `five-percent owner' (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Member attains the age of seventy and one-half); and

                                    (2) In the case of a benefit payable
                  pursuant to Article IX, (A) if payable to other than the Member's spouse, the last day of the one-year period following the death of such Member or (B) if payable to the Member's spouse, after the date upon which such Member would have attained the age of seventy and one-half, unless such surviving spouse dies before payments commence, in which case the Benefit Commencement Date may not be deferred beyond the last day of the one-year period following the death of such surviving spouse.

         The preceding provisions of this Section notwithstanding, a Member may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder."

IV.      As amended hereby, the Plan is specifically ratified and reaffirmed.

                              FOURTH AMENDMENT TO
                             OWEN HEALTHCARE, INC.
                              401(k) SAVINGS PLAN

         WHEREAS, OWEN HEALTHCARE, INC.(the "Company") and another adopting employer have heretofore adopted the OWEN HEALTHCARE, INC. 401(k) SAVINGS PLAN (the "Plan") for the benefit of their eligible employees; and

         WHEREAS, the Company has heretofore executed that certain instrument entitled "Third Amendment to Owen Healthcare, Inc. 401(k) Savings Plan" (the "Third Amendment") in order to make certain amendments to the Plan; and

         WHEREAS, paragraphs 3, 4, 5, and 6 of Part II of the Third Amendment made certain revisions to the provisions of the Plan governing loans to Plan members; and

         WHEREAS, the Company desires to clarify paragraphs 3 and 4 of Part II of the Third Amendment to make it clear that Member IRA Accounts under the Plan are disregarded for all Plan loan purposes;

         NOW, THEREFORE, effective as of November 1, 1996, the amendments to the Plan made in paragraphs 3 and 4 of Part II of the Third Amendment shall be superseded by this Fourth Amendment, and the Plan shall be amended as follows:

         1. Section 12.2 of the Plan shall be deleted and the following shall be substituted therefor:

                  "12.2    MAXIMUM LOAN.

                           (a) A loan to a Member may not exceed 50% of the then value of such Member's Vested Interest in his Accounts (excluding his Member IRA Account).

                           (b) Paragraph (a) above to the contrary
         notwithstanding, the amount of a loan made to a Member under this Article shall not exceed an amount equal to the difference between:

                           (1) The lesser of $50,000 (reduced by the excess, if
                  any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made over (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Member's total nonforfeitable accrued benefit (excluding his Member IRA Account) under all qualified plans of the Employer or a Controlled Entity; minus

                           (2) The total outstanding loan balance of the Member
                  under all other loans from all qualified plans of the Employer or a Controlled Entity."

         2. Section 12.4(b) of the Plan shall be deleted and the following shall be substituted therefor:

                           "(b) Any loan shall be made as an investment of a segregated loan fund to be established in the Trust Fund for the Member to whom the loan is made. Any loan shall be considered to come from the Vested Interest in the Member's Accounts (excluding his Member IRA Account) in the order designated by the Member. If no such designation is made, then the loan shall be considered to come pro rata from the Member's Vested Interest in each of his Accounts (other than his Member IRA Account). The Trustee shall fund a Member's segregated loan fund by liquidating such portion of the assets of the Accounts from which the Member's loan is to be made as is necessary to fund the loan and transferring the proceeds to such segregated loan fund. If a Member's Accounts are invested in more than one Investment Fund, the transfer shall be made pro rata from each such Investment Fund. The loan shall be secured by a pledge of the Member's segregated loan fund."

         3. As amended hereby, the Plan is specifically ratified and reaffirmed.